UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

____________________________

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Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WELBILT, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2022 ANNUAL MEETING OF
STOCKHOLDERS

TIME AND DATE:	1:00 p.m. Eastern Time, on Friday, June 17, 2022
LOCATION:

Virtual. To support the health and well-being of our employees and stockholders, the 2022 Annual Meeting of Stockholders will be conducted in a virtual only format at: www.virtualshareholdermeeting.com/WBT2022

RECORD DATE:	Stockholders of record at the close of business on April 22, 2022 are entitled to notice of, and to vote at, the 2022 Annual Meeting of Stockholders and at any adjournments or postponements thereof.
ITEMS OF BUSINESS:	1. To elect seven members to the Board of Directors, each to serve for a one-year term.
2. To approve, on an advisory basis, the compensation of Welbilt’s named executive officers.
3. To ratify the selection of Grant Thornton LLP as Welbilt’s independent registered public accounting firm for 2022.
4. To transact such other business as may properly come before the 2022 Annual Meeting of Stockholders and any adjournments or postponements thereof.
ADMISSION TO MEETING:

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/wbt2022, you must enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability. You will have the ability to vote your shares at the meeting even if you previously authorized a proxy. Proof of share ownership will be required for admission to the 2022 Annual Meeting of Stockholders. See the section titled “General Information about the Annual Meeting” appearing at the end of this Proxy Statement for details.

HOW TO AUTHORIZE A PROXY:

Your vote is important to us. To make sure your shares are represented and voted at the Annual Meeting, we encourage you to authorize a proxy to vote your shares in one of the following ways, even if you plan to attend the Annual Meeting and vote your shares during the meeting:

• By Telephone. Call 1-800-690-6903 from the United States or Canada. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.
• By Internet. Visit www.proxyvote.com. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.
• By Mail. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope.
By Order of the Board of Directors,

New Port Richey, Florida April 29, 2022	Joel H. Horn Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 17, 2022: The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this Proxy Statement constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are forward-looking statements and include, for example, descriptions of our plans and objectives and assumptions on which those plans or objectives are based. Certain of these forward-looking statements can be identified by the use of words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “could,” “will,” “may,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this Proxy Statement are based on our current beliefs and expectations and speak only as of the date hereof. These statements are not guarantees or indicators of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those risks, uncertainties and factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”). We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the date of this Proxy Statement to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

NON-GAAP FINANCIAL MEASURES

Welbilt Inc. prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or “GAAP”). This Proxy Statement includes certain non-GAAP financial measures. For important information regarding the use of non-GAAP financial measures, including reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. GAAP, please see “Non-GAAP Financial Measures” under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in our Annual Report on Form 10-K for the year ended December 31, 2021.

PRESENTATION OF INFORMATION

Unless otherwise expressly stated or the context otherwise requires, references to “we,” “our,” “us,” the “Company” or “Welbilt,” refer to Welbilt, Inc. and its subsidiaries, “MTW” refers to The Manitowoc Company, Inc., and “Spin-Off” refers to our separation from MTW on March 4, 2016.

PROXY SUMMARY

This Proxy Summary provides general information about Welbilt and highlights certain information contained elsewhere in this Proxy Statement. As it is only a summary, please refer to the entire Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2021 before you vote. The Proxy Statement and accompanying materials were first sent or given to stockholders on or about May 2, 2022.

DIRECTOR NOMINEES

Name	Age	Director Since(1)	Independent	Audit Committee	Compensation Committee	Corporate Governance Committee
Cynthia M. Egnotovich, Chair	65	2008	Yes			C
Dino J. Bianco	60	2015	Yes	C	ü
Joan K. Chow	61	2012	Yes		C	ü
Janice L. Fields	66	2018	Yes		ü	ü
Brian R. Gamache	63	2017	Yes	ü	ü
Andrew Langham	49	2016	Yes	ü		ü
William C. Johnson	59	2018	No

(1)              Includes service on the Board of Directors of Welbilt’s former parent company prior to the Spin-Off.

C        Chair

ü       Member

TENURE

2
3
6
Years
2
0-3 Years
7+ Years
4-6 Years

AGE

2
60
Years
1
4
45-55 Years
56-60 Years
61-66 Years

DIVERSITY

3
43%
4
Ethnic or Gender Diversity
Not Reported

SKILLS & EXPERIENCE

MARKETING (4/7)
ENGINEERING (3/7)
OPERATIONAL (3/7)
IT & DIGITAL (2/7)
OTHER PUBLIC BOARD SERVICE (4/7)
PUBLIC COMPANY LEADERSHIP (5/7)
P&L MANAGEMENT (5/7)
INDUSTRY EXPERIENCE (3/7)
FINANCE (4/7)
OTHER (4/7)

Welbilt, Inc.  2022 Proxy Statement | 1

CORPORATE GOVERNANCE HIGHLIGHTS

•       Separate Board Chair and Chief Executive Officer

•       Regular Board and Committee self-evaluations

•       Risk oversight by full Board and Committees

•       Continuous focus on matters of societal impact and sustainability

•       Majority voting standard for uncontested Director elections

•       Regular benchmarking of executive and Director compensation with independent compensation consultant

•       No meeting fees included in Director compensation

•       Annual election of directors

•       Bylaws provide for proxy access by stockholders

•       No stockholder rights plan

•       Annual advisory say-on-pay vote

OUR COMPENSATION APPROACH

Consistent with our pay philosophy, the majority of our named executive officers’ target total compensation for 2021 (i.e. the sum of annualized base salary, target annual incentive award and target long-term incentive awards) is performance-based or “at-risk,” meaning it is only earned if specific financial targets are achieved or, in the case of stock options, if the stock price appreciates following the grant date.

AGENDA ITEMS AND BOARD RECOMMENDATIONS

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Each of the below proposals are described in more detail in this Proxy Statement:

	Proposal	Board’s Voting Recommendation
1.	Election of the seven director nominees named in this Proxy Statement each to serve for a one-year term.	ü FOR
2.	Approval, on an advisory basis, of the compensation of Welbilt’s named executive officers.	ü FOR
3.	Ratification of the selection of Grant Thornton LLP as Welbilt’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	ü FOR

2 | Welbilt, Inc.  2022 Proxy Statement

GOVERNANCE

GOVERNANCE FRAMEWORK

As stated in our Corporate Governance Guidelines, the mission of our Board of Directors (the “Board”) is to represent the Company’s stockholders as a whole and seek to ensure the long-term well-being of the enterprise. In furtherance of this mission, Welbilt has adopted a comprehensive corporate governance framework designed to enable the Board to provide effective oversight of the business and affairs of the Company, allow the Board to make decisions independent of management, align the interests of our Board and management with those of our stockholders and maintain compliance with the requirements of the New York Stock Exchange (“NYSE”) and applicable law. This framework sets forth our practices with respect to Board composition, Board independence, Board and committee evaluations, Chief Executive Officer (the “CEO”) and executive compensation, stockholder engagement, risk oversight and more.

Copies of our current corporate governance documents and policies, including our Code of Conduct, Corporate Governance Guidelines, Director Independence Criteria, Bylaws and committee charters, are available on the Investor Relations section of our website at ir.welbilt.com. The Board reviews these corporate governance documents and policies from time to time and revises them when it believes it serves the interests of the Company and its stockholders to do so, such as in response to changing governance practices or legal requirements.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Our Board currently consists of seven directors. All of the incumbent directors have been nominated for re-election to the Board. Each nominee has consented to being named as a nominee and has consented to serve as a director if elected. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to carry out their duties and to serve the best interests of the Company and its stockholders. There are no family relationships among any of our directors or executive officers.

Set forth below is a brief biography of each nominee and a description of certain key attributes that the Board considered in recommending such nominee for election. All information is presented as of the date of this Proxy Statement.

Chair of the Board Age: 65 Director Since: 2008 Independent: Yes Committees: Corporate Governance (Chair)

Cynthia M. Egnotovich. Ms. Egnotovich has served as Chair of our Board and chair of the Corporate Governance Committee since the Spin-Off in March 2016. Ms. Egnotovich has also served as a director of MTW from 2008 until the Spin-Off. From July 2012 until her retirement in November 2013, Ms. Egnotovich served as President, Customer Service of Aerospace Systems of United Technologies Corporation (“UTC”), a diversified company that provides a broad range of high-technology products and services to the global aerospace and building systems industries. From 1986 to July 2012, Ms. Egnotovich held leadership roles of increasing significance at Goodrich Corporation, an aerospace manufacturer ultimately acquired by UTC, including Segment President of Nacelles and Interior Systems, Segment President of Engine Systems, Segment President of Electronic Systems and Segment President of Engine & Safety Systems. Additionally, Ms. Egnotovich has served as a director and Audit Committee member of Hexcel Corporation (NYSE: HXL) since 2015 and as the Chair of HXL’s Corporate Governance Committee since November 2020. Ms. Egnotovich holds a B.B.A. in Accounting from Kent State University and a B.S. in Biology from Immaculata College.

Key Qualifications and Skills: With nearly 30 years of relevant experience in finance, accounting, and senior management in various segments of large manufacturing companies, experience serving on the boards of other public companies and extensive knowledge of the Company’s business before and after the Spin-Off, Ms. Egnotovich is well-suited to serve on our Board and Corporate Governance Committee.

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Age: 60 Director Since: 2015 Independent: Yes Committees: Audit (Chair) Compensation

Dino J. Bianco. Mr. Bianco has served as a Director, chair of the Audit Committee, member of the Compensation Committee since the Spin-Off and as a director of MTW from 2015 until the Spin-Off. Since March 2018, Mr. Bianco has served as Chief Executive Officer of KP Tissue and Kruger Products L.P., a Canadian manufacturer of quality tissue products for North American household, industrial and commercial use. Formerly, Mr. Bianco served as Executive Vice President (2012 to April 2015) of Kraft Foods Group, Inc. (“Kraft”) and President of its Beverages business (2013 to April 2015). Kraft (now known as The Kraft Heinz Company after a merger with the H.J. Heinz Company), is a North American consumer packaged food and beverage company. Prior to his 23-year career with Kraft, Mr. Bianco was employed by PricewaterhouseCoopers LLP. In addition, Mr. Bianco is a former chair of Food and Consumer Products of Canada, former member of the Board of The Grocery Foundation, and former member of the Board of Trustees of the United Way of Toronto. Additionally, Mr. Bianco has served as a director and Audit Committee chair of Andrew Peller Ltd. (TSX: ADW.A) from 2016 to 2017. Mr. Bianco holds a Bachelor of Commerce from the University of Toronto and is a Chartered Professional Accountant.

Key Qualifications and Skills: Mr. Bianco brings over 30 years of financial, accounting, sales and marketing and senior management experience to our Board, including extensive experience with one of the largest food and beverage companies in North America and as Chief Executive Officer of a Canadian manufacturing company. This experience is amplified by his service on relevant professional organizations.

Age: 61 Director Since: 2012 Independent: Yes Committees: Compensation (Chair) Corporate Governance

Joan K. Chow. Ms. Chow has served as a Director, chair of the Compensation Committee, member of the Corporate Governance Committee since the Spin-Off and as a director of MTW from 2012 until the Spin-Off. From February 2016 to October 2021, Ms. Chow served as Chief Marketing Officer of the Greater Chicago Food Depository. From 2007 to August 2015, Ms. Chow served as Executive Vice President and Chief Marketing Officer at ConAgra Foods, Inc., a North American packaged food company. From 1998 to 2007, Ms. Chow served in various marketing positions of increasing responsibility at Sears Holdings Corporation, including as Senior Vice President and Chief Marketing Officer of Sears Retail. Previously, she served in leadership positions with Information Resources Inc. and Johnson & Johnson Consumer Products, Inc. Ms. Chow served on the Board of Feeding America, a leading hunger-relief charity in the United States, from 2008 to 2016. Additionally, Ms. Chow has served as a director and a member of the human resources committee of High Liner Foods (TSX: HLF) since 2017, and as a director of Spectrum Brands Holdings, Inc. (NYSE: SPB) since April 2021, and Energy Recovery Inc. (Nasdaq: ERII) since December 2021. Ms. Chow holds an M.B.A. from the Wharton School of the University of Pennsylvania and a Bachelor’s degree from Cornell University.

Key Qualifications and Skills: Ms. Chow has extensive leadership experience in marketing, advertising, branding, consumer insights, and digital/social marketing. She also has significant knowledge of and experience with human resources and compensation matters, which she has gained through serving on the boards of various public companies as well as a senior executive at ConAgra Foods. Additionally, Ms. Chow’s extensive knowledge of the Company’s business before and after the Spin-Off provides the Board with valuable insight.

4 | Welbilt, Inc. 2022 Proxy Statement

Age: 66 Director Since: 2018 Independent: Yes Committees: Compensation Corporate Governance

Janice L. Fields. Ms. Fields has served as a Director, member of the Compensation Committee and member of the Corporate Governance Committee since April 2018. Ms. Fields had an over 35-year career at McDonald’s USA, LLC until her retirement in 2012, where she started as a crew member and advanced to hold several executive positions, including U.S. Division President for the Central Division (2003 – 2006), Executive Vice President and Chief Operating Officer (2006 – 2010) and President (2010 – 2012). Additionally, Ms. Fields has served on the board of directors of: Chico’s FAS (NYSE: CHS) since 2013, including as the chair of its corporate governance committee since 2014 and a member of its executive committee; Taubman Centers, Inc. (NYSE: TCO) from 2019 to 2020, including as a member of its compensation committee; Monsanto Corporation (NYSE: MON) from 2008 to 2018, including as chair of its sustainability and corporate responsibility committee since 2015; Buffalo Wild Wings, Inc. (Nasdaq: BWLD) from 2016 to 2018, including as its chair from August 2017 to February 2018; the Ronald McDonald House Charities Global Brand since 2012; and Alimentation Couche-Tard Inc. (OTCMKTS: ANCUF) since September 2020.

Key Qualifications and Skills: Ms. Fields has broad operational, financial and leadership experience from her long-standing career in the food industry, with particular expertise related to marketing, strategic planning, risk management, production, and human resources. These skills, combined with her extensive experience serving as a board member of other public companies, provide valuable insights and perspective and make her well-suited to serve as a member of our Board.

Age: 63 Director Since: 2017 Independent: Yes Committees: Audit Compensation

Brian R. Gamache. Mr. Gamache has served as a Director, member of the Audit Committee and member of the Compensation Committee since March 2017. Mr. Gamache currently serves as an advisor or consultant to several private equity firms and corporations, is a guest lecturer at Northwestern University’s Kellogg School of Management and also is a member of the Dean’s Council of the University of Florida’s Warrington School of Business. Mr. Gamache served as a director of Foresight Acquisition Corp. (Nasdaq: FORE), a special purpose acquisition company, from February to November 2021. Previously, Mr. Gamache served as the Chair and Chief Executive Officer of WMS Industries Inc., a designer, manufacturer and marketer of games for the casino and online gaming industries, from 2001 to 2013, when it was acquired by Scientific Games Corporation. Previously, Mr. Gamache held various executive positions with Wyndham International, WHG Resorts and Casinos, Inc. (a subsidiary of WMS Industries Inc.), Marriott Hotel Corporation and Hyatt Hotels Corporation. Additionally, Mr. Gamache has been a director of KapStone Paper and Packaging Corporation (NYSE: KS) from 2009 until its sale in November 2018 and served as the chair of its nominating and corporate governance committee. Mr. Gamache holds a B.S. in Business Administration from the University of Florida.

Key Qualifications and Skills: Mr. Gamache brings expertise on organizational development, financial and brand management as well as sales and marketing experience to our Board. He has significant experience in implementing digital strategies in the fast-moving gaming industry, which is a great match with our connected kitchen strategy for commercial kitchen operations. He also brings a deep understanding of the hotel and hospitality industry, which is a key end market of the Company’s product offerings.

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Age: 49 Director Since: 2016 Independent: Yes Committees: Audit Corporate Governance

Andrew Langham. Mr. Langham has served as a Director, member of the Corporate Governance Committee and member of the Audit Committee since the Spin-Off. Mr. Langham has served as General Counsel of SB Management (US) Corporation, an affiliate of SoftBank Group Corp., since July 2021. Mr. Langham served as General Counsel of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion, from 2014 to May 2021. From 2005 to 2014, Mr. Langham was Assistant General Counsel of Icahn Enterprises. Previously, Mr. Langham was an associate at the law firm of Latham & Watkins LLP, focusing on corporate finance, mergers and acquisitions, and general corporate matters. Mr. Langham has served as a director of: Herc Holdings, Inc. (NYSE: HRI), an equipment rental company, since April 2020. Mr. Langham was previously a director of: Cheniere Energy, Inc. (NYSE: LNG), a developer of natural gas liquefaction and export facilities and related pipelines, from August 2017 to March 2022; Occidental Petroleum Corporation (NYSE: OXY), an oil and gas exploration and production company, from March 2020 to March 2022; CVR Partners LP (NYSE: UAN), a nitrogen fertilizer company, from 2015 to 2021; CVR Energy, Inc. (NYSE: CVI), a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from 2014 to 2017; CVR Refining, LP (NYSE: CVRR), an independent downstream energy limited partnership, from 2014 to 2019; Freeport-McMoRan Inc. (NYSE: FCX), a leading international mining company, from 2015 to 2018; and Newell Brands Inc., a global marketer of consumer and commercial products, in 2018. CVR Partners and CVR Energy are each indirectly controlled by Carl C. Icahn and, CVR Refining was previously indirectly controlled by Mr. Icahn. Mr. Icahn also has, or previously had, non-controlling interests in Welbilt, Herc Holdings, Occidental, Cheniere, Freeport-McMoRan and Newell Brands through the ownership of securities. Mr. Langham received a B.A. from Whitman College, and a J.D. from the University of Washington.

Key Qualifications and Skills: Mr. Langham’s legal background, particularly his expertise in corporate matters, finance, and mergers and acquisitions, provides a valuable perspective to our Board. His connection with the food packaging business provides additional insight as a Board member. As General Counsel of SB Management (US) Corporation and former General Counsel of Icahn Enterprises L.P., he also brings relevant experience with corporate governance, compliance, and regulatory matters.

Arrangement pursuant to which Director was Nominated to the Board: Mr. Langham was initially appointed to the Board in connection with the Spin-Off. In accordance with the terms of the Settlement Agreement (the “Settlement Agreement”) entered into by MTW with Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc (collectively, the “Icahn Stockholders”) and which the Company subsequently joined. The Settlement Agreement provided the Icahn Stockholders with the option to cause MTW to appoint one designee of the Icahn Stockholders to our Board in connection with the Spin-Off. Mr. Langham has been nominated for election to the Board at our 2022 Annual Meeting of Stockholders in accordance with the Settlement Agreement.

6 | Welbilt, Inc. 2022 Proxy Statement

Age: 59 Director Since: 2018 Independent: No Committees: None

William C. Johnson. Mr. Johnson has served as our President and CEO since November 2018, and as a Director since October 2018. Before joining Welbilt, he served as the Chief Executive Officer and President of Chart Industries, Inc. (Nasdaq: GTLS), a diversified global manufacturer of highly engineered equipment for the industrial gas, energy, and biomedical industries, from May 2017 to June 2018, and as its President and Chief Operating Officer from July 2016 to May 2017. Previously, Mr. Johnson served as President and Chief Executive Officer at Dover Refrigeration & Food Equipment, Inc., a subsidiary of Dover Corporation, a diversified global manufacturer of industrial products. Mr. Johnson held multiple executive positions at Dover and its manufacturing companies, which he joined in August 2006 as Executive Vice President at Hill Phoenix, Inc. Prior to his tenure with Dover, Mr. Johnson served as President and Chief Executive Officer of Graham Corporation (NYSE: GHM), a manufacturer of oil refining, petrochemical and power equipment. Mr. Johnson holds a B.S. in Ceramic Engineering from Alfred University and an M.B.A. from Rollins College.

Key Qualifications and Skills: As the President and CEO of Welbilt, Mr. Johnson’s day-to-day leadership of the business provides an invaluable contribution to the Board. He has over 30 years of experience in the industrial products and manufacturing sector, including strategic transactions, operating and supply chain excellence, capital structure optimization, and productivity and margin enhancements. He is a proven leader who has demonstrated exceptional success in his prior roles and brings the experience, vision and values to lead Welbilt into the future as it pursues its strategic priorities for excellence and growth.

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BOARD COMPOSITION

CRITERIA FOR EVALUATING DIRECTOR CANDIDATES. The Corporate Governance Committee of our Board is responsible for evaluating potential candidates for service on our Board, including evaluating the performance and suitability of incumbent directors before recommending them to the full Board for re-election, reviewing candidates recommended by certain qualified stockholders and identifying and recommending new candidates for nomination to fill existing or expected vacancies on the Board. Under our Corporate Governance Guidelines, qualified directors should generally meet certain specified expectations, including, without limitation:

•       Education, experience and insight necessary to understand the Company’s business and provide long-term direction and guidance for the success of the enterprise.

•       Business or professional stature necessary to represent the Company before the public, its stockholders and other individuals and groups that affect the Company’s business.

•       Strong measures of independence (for outside directors) and strength of conviction while also leaving behind personal prejudice so as to be open to other points of view from fellow directors.

•       Willingness and ability to objectively and constructively appraise management performance and recommend appropriate changes when necessary.

•       Avoidance of any activity or interest that might conflict with a director’s fiduciary responsibility to the Company and its stockholders.

DIVERSITY. In addition, the Board appreciates the value that can come from a diverse representation on the Board. In identifying candidates for the Board, the Corporate Governance Committee considers foremost the qualifications and experience that the committee believes would best suit the Board’s needs created by each particular vacancy. As part of the process, the Corporate Governance Committee and the Board endeavor to have a Board consisting of individuals with diverse backgrounds, viewpoints, and life and professional experiences, provided such individuals should all have a high level of management and/or financial experience. In this process, the Board and the Corporate Governance Committee do not discriminate in favor of or against any candidate on the basis of race, color, national origin, gender, religion, disability, sexual orientation, or gender identity. While the Company has no formal diversity policy that applies to the consideration of director candidates, the Corporate Governance Committee believes that diversity includes not just race and gender but differences of viewpoint, experience, education, skill and other qualities and attributes.

BOARD LEADERSHIP STRUCTURE. Currently, the roles of Board Chair and CEO are held by two different individuals. The Board has determined that the interests of the Company and the Board are best served at this time by separating these roles. The Board continues to believe that it is important to have a President and CEO focus on the day-to-day management of the business and execution of our strategic plan and have a separate independent Board Chair with a long-standing familiarity of the Company focus on leading the Board, providing advice and support to the President and CEO when needed, facilitating the Board’s independent oversight of management and enabling the Board to fulfill its risk oversight responsibilities. The current leadership structure not only encourages the free and open dialogue of competing views but also provides for strong checks and balances. In the event that the Chair of the Board is also the CEO, the Corporate Governance Guidelines provide for the designation of a lead independent director to serve as a liaison between the Chair of the Board and the independent directors, among other things.

BOARD INDEPENDENCE. The Board has affirmatively determined that all of our director nominees, except for Mr. Johnson, our President and CEO, are independent according to our Corporate Governance Guidelines, the Director Independence Criteria adopted by the Board and applicable rules of the NYSE. For a director to be considered independent under the NYSE rules, the Board must affirmatively determine that a director does not have a material relationship with Welbilt (other than as a director). In determining whether a director has a material relationship with Welbilt, the Board considers the nine criteria specified in the Company’s Director Independence Criteria. Any director who meets all of the nine criteria will be presumed by the Board to have no material relationship with Welbilt.

8 | Welbilt, Inc. 2022 Proxy Statement

The Corporate Governance Committee is responsible for periodically reviewing and making recommendations to the Board regarding director independence. Upon the committee’s recommendation, the Board reviews and makes its independence determinations. These determinations are generally made on an annual basis at the same meeting at which the Board approves director nominees for election at the annual meeting of stockholders and at such other times as circumstances dictate, including if a director joins the Board in the interim or an individual director’s circumstances should change in a manner that would impact the director’s independence from management.

DIRECTOR ORIENTATION AND ONGOING EDUCATION. All new directors elected to the Board participate in a new director orientation program, which is established and administered under the direction of the Corporate Governance Committee. Continuing directors who are not currently serving as officers of other public companies are encouraged to participate in a minimum of eight hours of seminars and educational opportunities per year in an area pertinent to the Company or such director’s committee assignments. Educational opportunities may include attendance at relevant trade shows, tours of Company facilities and service as a director on the boards of other companies.

ELECTION OF DIRECTORS. Under our Bylaws, in the event of an uncontested election of directors, each director nominee shall be elected to the Board by the vote of the majority of the votes cast. For purposes of the election of directors, a “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” that director nominee. Abstentions and broker non-votes are not considered votes cast for this purpose and have no effect on the election of director nominees.

BOARD CANDIDATES. The Corporate Governance Committee will consider candidates recommended by officers, Board members, stockholders and third-party professional search firms retained by the Corporate Governance Committee.

Stockholder Submissions. The Corporate Governance Committee will only review recommendations for director nominees from any stockholder beneficially owning, or group of stockholders beneficially owning in the aggregate, at least 5% of the issued and outstanding common stock of the Company for at least one year as of the date that the recommendation was made (a “Qualified Stockholder”). Qualified Stockholders who wish to recommend individuals to the Corporate Governance Committee for consideration as potential director candidates may do so by submitting their recommendation no later than the 120th calendar day before the anniversary date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting for the recommendation to be considered by the Corporate Governance Committee, together with appropriate biographical and background information sufficient to allow the committee to review the individual’s qualifications and a statement as to whether the Qualified Stockholder beneficially owned in the aggregate at least 5% of the issued and outstanding common stock of the Company for at least one year as of the date that the recommendation was made. Any recommendation must be submitted in accordance with the procedures set forth in the Corporate Governance Guidelines under the heading “Communications to the Board of Directors.” The Corporate Governance Committee will review any compliant and timely submitted recommendations and has sole discretion as to whether to nominate the recommended individual, except that in no event will a candidate so recommended be nominated who is not “independent,” as that term is defined in the Company’s Director Independence Criteria, and who does not meet the minimum expectations for a director set forth in the Company’s Corporate Governance Guidelines.

The Corporate Governance Committee did not receive any recommendations for director nominees from any Qualified Stockholder.

Incumbent Directors. Prior to the expiration of the term of a director desiring to stand for re-election, the Corporate Governance Committee will evaluate the performance and suitability of the particular director. The evaluation may include the opportunity for other sitting directors to provide input to the Corporate Governance Committee or its chair and may include an interview of the director being evaluated. If the director being evaluated is the chair of the Corporate Governance Committee, another member of the Corporate Governance Committee will be appointed to lead the evaluation. The Corporate Governance Committee will make a recommendation to the Board, and the Board will make a final determination as to which directors shall be nominated for re-election.

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Board Vacancies. In the event of a vacancy on the Board, the Corporate Governance Committee will manage the process of searching for a suitable director. The Corporate Governance Committee will use its judgment in structuring and carrying out the search process based on the Corporate Governance Committee’s and the Board’s perception as to what qualifications would best suit the Board’s needs for each vacancy. The process may include the consideration of candidates recommended by officers, Board members, stockholders, and/or a third party professional search firm retained by the Corporate Governance Committee. The Corporate Governance Committee has sole authority to retain (including to determine the fees and other retention terms) and terminate any third party to be used to identify director candidates and/or evaluate any director candidates. Any candidate should meet the expectations for directors set forth in the Company’s Corporate Governance Guidelines. Strong preference should be given to candidates who are “independent,” as that term is defined in the Company’s Director Independence Criteria and the NYSE rules, and to candidates who are sitting or former executives of companies whose securities are listed on a national securities exchange and registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Corporate Governance Committee is not required to consider candidates recommended by a stockholder except in accordance with the procedures described above under “Stockholder Submissions” and in the section captioned “Consideration of Candidates for the Board of Directors Submitted by Stockholders” set forth in the Corporate Governance Committee Charter. If the Corporate Governance Committee decides to consider a candidate recommended by a stockholder, the Corporate Governance Committee will be free to use its discretion and judgment as to what deference will be given in considering any such candidate, except that in no event will a candidate so recommended be nominated who is not “independent,” as that term is defined in the Company’s Director Independence Criteria, and who does not meet the minimum expectations for a director set forth in the Company’s Corporate Governance Guidelines.

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COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation and Corporate Governance—each of which operates under a written charter approved by the Board and available on the Investor Relations section of our website at ir.welbilt.com. Our Board delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board as appropriate or necessary. The Board, upon the recommendation of the Corporate Governance Committee, annually reviews committee composition and reassigns directors as needed so that the Board and each of its committees are best positioned to carry out their respective duties. The Board has determined that all of the members of the Audit, Compensation and the Corporate Governance Committees, including committee chairs, are independent in accordance with the standards set forth in our Corporate Governance Guidelines and Director Independence Criteria, including applicable SEC and NYSE rules.

AUDIT COMMITTEE

Meetings in 2021: 8

Members:
Dino J. Bianco, Chair
Brian R. Gamache
Andrew Langham

All Independent: Yes

Heightened Requirements: Yes. The Board has determined that each member of the Audit Committee meets the financial literacy and independence requirements of the SEC and the NYSE applicable to audit committee members and has designated all such members as an “audit committee financial expert” in accordance with applicable SEC rules.

Purpose: The purpose of the Welbilt Audit Committee is to (A) assist the Board in fulfilling its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function, and (5) the risks across the organization and the management and/or mitigation of those risks; and (B) prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Responsibilities. The Audit Committee’s responsibilities include:

•    appointing, retaining, terminating, providing for the compensation of and overseeing the work of the Company’s independent registered public accounting firm;

•    reviewing annually with Company management and the Company’s independent auditor, plans for the scope of the activities to be undertaken by the Company’s independent auditor, including any contemplated permissible non-audit services and pre-approval of such fees;

•    obtaining and reviewing, at least annually, certain reports from the independent registered public accounting firm relating to the firm’s internal quality-control procedures and most-recent internal quality-control review or peer review;

•    evaluating the qualifications, performance and independence of the Company’s independent auditor and presenting such conclusions to the full Board;

•    setting the “tone at the top” that emphasizes the importance of an environment that supports integrity in the financial reporting process;

•    reviewing non-GAAP measures, along with related Company policies and disclosure controls;

•    setting clear policies relating to the hiring of current or former employees of the independent auditors;

•    overseeing implementation of new accounting standards;

•    overseeing and participating in the resolution of any internal control issues;

•    reviewing and discussing with management our annual and quarterly financial statements and related disclosures and quarterly earnings press releases;

•    reviewing and approving any related party transactions;

•    discussing with management our policies with respect to risk assessment and risk management;

•    discussing with Company management and the Company’s independent auditors internal controls over financial reporting, disclosure controls and procedures and the Code of Conduct;

•    meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management;

•    establishing procedures for the receipt and retention of accounting and audit-related complaints and concerns; and

•    preparing the annual audit committee report as required by applicable laws, rules and regulations.

Pursuant to applicable NYSE rules, no member of the Audit Committee may serve on the audit committee of more than 3 public companies, including Welbilt, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on its Audit Committee and the Company discloses such determination on its website or in its annual proxy statement. No member of the Welbilt Audit Committee currently serves on the audit committees of more than 3 public companies, including Welbilt.

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COMPENSATION
COMMITTEE

Meetings in 2021: 5

Members:
Joan K. Chow, Chair
Dino J. Bianco
Janice L. Fields
Brian R. Gamache

All Independent: Yes

Heightened Requirements: Yes. The Board has determined that each member of the Compensation Committee meets the independence requirements of the SEC and NYSE applicable to Compensation Committee members.

Purpose: The purpose of the Welbilt Compensation Committee is to provide assistance to the Board in fulfilling the Board’s responsibility of maximizing the long-term total return to stockholders by ensuring that officers, directors and employees are compensated in accordance with the Company’s philosophy, objectives and policies. The Compensation Committee reviews and approves compensation and benefits policies, strategies, and pay levels necessary to support corporate objectives and provides an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Responsibilities. The Compensation Committee’s responsibilities include:

•    annually reviewing and approving corporate goals and objectives relevant to CEO and other executive compensation;

•    evaluating the compensation levels and payouts for the CEO and other executive officers annually against an appropriate comparison group;

•    reviewing and recommending to the Board for approval, the compensation levels of the CEO and other key executives;

•    overseeing the Company’s equity incentive plans;

•    reviewing and recommending to the Board for approval non- employee director compensation;

•    reviewing and evaluating the Company’s process for managing and mitigating compensation-related risks assigned by the Board

•    reviewing the Company’s compensation programs and practices in light of tax, accounting, legal and regulatory requirements; and

•    evaluating the results of each stockholder advisory vote on executive compensation.

The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate (including a subcommittee consisting of a single member), subject to any law or regulation requiring action by the full Compensation Committee. The Compensation Committee may also delegate certain authority under the Company’s 2016 Omnibus Incentive Plan to other committees or to the Company’s officers.

Compensation Committee Interlocks and Insider Participation. During 2021, no member of our Compensation Committee was an employee or officer or former officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our 2021 executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Compensation Committee during 2021.

Compensation Consultant. The Compensation Committee engaged Willis Towers Watson (“WTW”) as its independent compensation consultant to provide the committee with information regarding market trends and guidance on our 2021 executive pay programs. During 2021, WTW performed the following tasks:

•    provided competitive market analyses and advice on general marketplace trends, developments and best practices with respect to executive and director compensation;

•    attended and participated in meetings of the Compensation Committee;

•    assessed the competitiveness of our compensation program and whether it aligned stockholder interests with those of our named executive officers;

•    provided advice and recommendations regarding the composition of our compensation peer group; and

•    provided general advice and analysis relating to our executive and director compensation structure, plan designs and associated risks.

WTW was selected by, and reported directly to, the Compensation Committee. WTW and its affiliates did not provide any services to the Company or any of the Company’s affiliates during 2021 other than (i) advising the Compensation Committee on director and executive compensation and related corporate governance matters and (ii) consulting on broad-based plans that do not discriminate in scope, terms, or operation, in favor of executive officers or directors of the Company. In April 2021, the Compensation Committee reviewed the independence of WTW in light of the factors set forth in the SEC and NYSE rules and determined that WTW remained an independent consultant for the Compensation Committee and that no conflicts of interest existed. Following such determination, the Compensation Committee determined to continue the retention of WTW as its independent compensation consultant.

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CORPORATE GOVERNANCE COMMITTEE

Meetings in 2021: 5

Members:
Cynthia M. Egnotovich, Chair
Joan K. Chow
Janice L. Fields
Andrew Langham

All Independent: Yes

Heightened Requirements: No

Purpose: The purpose of the Welbilt Corporate Governance Committee is to assist the Board in its corporate governance responsibilities, including to identify individuals qualified to become Board members, consistent with criteria approved by the Board; to recommend to the Board, for the Board’s selection, director nominees for the next annual meeting of the stockholders; to develop and to recommend to the Board a set of corporate governance principles and guidelines; and to oversee the evaluation of the Board and management.

Responsibilities. The Corporate Governance Committee’s responsibilities include:

•    considering candidates for serving as director nominees for election to the Board, including evaluating the performance and suitability of incumbent directors, searching for suitable candidates to fill any vacancies on the Board and reviewing recommendations for director nominees submitted by qualified stockholders;

•    ensuring that new directors are provided with an orientation program and making recommendations to the Board with respect to continuing education of current directors;

•    establishing and managing a process for Board and committee self-assessments;

•    periodically reviewing the size, composition and independence of the Board and the number and structure of Board committees in light of the Company’s evolving needs;

•    providing oversight of and making recommendations to the Board regarding the Company’s positions and responses to significant public policy issues, including actions in furtherance of corporate social responsibility, environmental and sustainability efforts, participation in political processes, and community engagement;

•    facilitating executive sessions of the Board at each regularly scheduled Board meeting; and

•    reviewing and making recommendations to the Board regarding governance practices, including stock ownership guidelines, compulsory retirement age and term limits for directors.

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BOARD OPERATIONS

RISK OVERSIGHT. Management is responsible for the day-to-day management of the risks we face, and the Board is responsible for the oversight of risk across the entire Company. The Audit Committee administers this responsibility more directly, as one of the committee’s stated purposes pursuant to its charter is to assist the Board in fulfilling its role in the oversight of the risk across the organization and the management and/or mitigation of those risks. To this end, the Audit Committee discusses guidelines and policies with respect to risk assessment and risk management, which includes a discussion of the Company’s major risks and the steps that management has taken or is taking to monitor and manage those risks within acceptable levels.

Additionally, each committee reviews and evaluates the Company’s process for managing and mitigating those Company risks assigned by the Board to such committee for review and evaluation, if any. The Board and its committees regularly receive information and reports from members of senior management on areas of material risk based on respective areas of responsibility.

STOCKHOLDER ENGAGEMENT. Our Board and management focus on creating long-term, sustainable stockholder value. Key to this goal is regular stockholder engagement through meetings with stockholders at conferences and in one-on-one meetings to discuss our financial performance, corporate governance practices, executive compensation programs and other matters. Our conversations with stockholders allow us to better understand our stockholders’ perspectives and provide us with useful feedback to calibrate our priorities. Stockholders and other interested parties who wish to communicate with the Board, the Board Chair, independent members of the Board as a group, or any committee chair may do so by following the procedures described in our Corporate Governance Guidelines under the heading “Communications to the Board of Directors.”

MEETINGS AND EXECUTIVE SESSIONS. Directors are expected to attend at least 75% of all scheduled meetings of the Board and committees of which the director is a member each year and are strongly encouraged to attend the annual meetings of stockholders. During 2021, our Board met a total of 21 times, each member of our Board attended at least 75% of the aggregate of the meetings of the Board and the committees on which such director served, and each member of our Board virtually attended our 2021 Annual Meeting. Additionally, our independent directors meet in separate executive sessions, without management, at each regularly scheduled Board and committee meeting. Our practice is for the Board Chair or the applicable committee chair to preside over executive sessions.

SUCCESSION PLANNING. On an annual basis, the Compensation Committee, the Board and our CEO review the Company’s long-term plan for the development, retention and succession of senior management and to assess Board composition.

Our CEO and other executive succession planning process includes identifying and developing potential internal candidates on an ongoing basis and identifying external candidates as needed. Our Board is committed to being prepared for a planned or unplanned change in leadership in order to ensure stability.

As part of the Board’s succession planning, the Corporate Governance Committee and the Board regularly review the composition of the Board and assess the balance of knowledge, experience, skills, expertise, tenure and diversity that is appropriate for the Board and the Company.

CODE OF CONDUCT AND GLOBAL ETHICS POLICY. We have adopted a written Code of Conduct and a Global Ethics Policy that apply to all of our employees (including our principal executive officer, principal financial officer and principal accounting officer) and directors and reflect our commitment to operate our business in a manner that meets the highest ethical standards. These policies are posted on the Investor Relations section of our website at ir.welbilt.com. Any waiver of these policies granted to executive officers or directors must be made only by the Board or a board committee, and if required, any such waivers or amendments will be disclosed on the Corporate Governance section of our website on a timely basis.

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DIRECTOR COMPENSATION

ELEMENTS OF NON-EMPLOYEE DIRECTOR COMPENSATION. The annual compensation package for non-employee directors is designed to attract and retain highly experienced and qualified individuals to serve on the Company’s Board. The 2021 compensation package, which consisted of both cash and equity components, was established in consultation with WTW and was intended to be competitive relative to the Company’s custom peer group and promote a strong alignment of interests between the Company’s non-employee directors and its stockholders. The Compensation Committee approves the non-employee director compensation program annually and generally reviews the market competitiveness of such program every two years. As our President and CEO, Mr. Johnson does not receive additional compensation for his service as a director.

The following table summarizes the compensation elements provided to the Company’s non-employee directors for 2021:

Compensation Element	Amount
Annual Cash Retainers (paid quarterly):
• Board Member	$ 80,000
• Audit Committee Chair (in addition to Member fee)	$ 15,000
• Audit Committee Member	$ 10,000
• Compensation Committee Chair (in addition to Member fee)	$ 12,000
• Compensation Committee Member	$ 7,500
• Corporate Governance Committee Chair (in addition to Member fee)	$ 12,000
• Corporate Governance Committee Member	$ 7,500
• Independent Chair (in addition to Member fee)	$ 43,750
Annual Stock Awards:
• Board members (8,174 Restricted Stock Units)	$ 120,730
• Independent Chair (5,535 shares of common stock in addition to Member award)	$ 81,752
Miscellaneous:
• Reimbursement for reasonable expenses incurred in connection with Board-related activities
• Provision of directors’ and officers’ liability insurance under Company’s corporate insurance policies

The annual cash retainers of $80,000 and the value of annual stock awards of $120,000 for non-employee directors remain unchanged for 2022.

The Independent Chair fees included in the table above are granted in addition to the fees earned by all non-employee directors, consisting of $125,000, paid in common stock (65%) and cash (35%). These fees represent compensation for the additional time commitment attendant to this role, including managing meetings of the Board, setting the agenda for Board meetings, representing the Board at the annual stockholder meeting, consulting with committee chairs as needed and acting as a liaison between the Board and management.

Annual awards of restricted stock units (“RSUs”) issued to non-employee directors were granted on February 15, 2021, with the number of units awarded determined based upon a price of $14.68, the average closing price of our common stock as reported on the NYSE during the 20-trading day period prior to and including the date of grant. RSUs granted to non-employee directors generally vest on the first anniversary of the grant date. Under the terms of the award, unless the Compensation Committee in its discretion determines otherwise, (i) the RSUs will be immediately forfeited if the director ceases to be a member of the Board prior to the vesting date for any reason other than the director’s retirement (due to reaching the mandatory retirement age established by the Board), death, or disability, and (ii) the RSUs are subject to various transfer restrictions prior to the vesting date.

In addition, under the Company’s Deferred Compensation Plan, each non-employee director may generally elect to defer all or any part of the director’s annual retainer and meeting fees, as well as RSU awards, for future payment upon death, disability, termination of service as a director, a date specified by the participant, or the earliest of any such date to occur.

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2021 NON-EMPLOYEE DIRECTOR COMPENSATION. Consistent with the compensation elements discussed above, the below table summarizes the 2020 compensation of each of our non-employee directors who served in such capacity during 2021. Mr. Johnson’s compensation is discussed under the section titled “Compensation Discussion and Analysis” and related tables. All amounts are calculated and presented in accordance with SEC disclosure rules.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Total
Cynthia M. Egnotovich	$ 143,250	$ 202,482	—	$ 345,732
Dino J. Bianco	$ 137,500	$ 120,730	—	$ 258,230
Joan K. Chow	$ 107,000	$ 120,730	—	$ 227,730
Janice L. Fields	$ 95,000	$ 120,730	—	$ 215,730
Brian R. Gamache	$ 97,500	$ 120,730	—	$ 218,230
Andrew Langham	$ 122,500	$ 120,730	—	$ 243,230

(1)      Reflects all applicable fees earned in 2021, whether paid in cash or deferred under the Deferred Compensation Plan, including annual retainers, Independent Chair fees and a special payment to each of Ms. Egnotovich, Mr. Bianco and Mr. Langham as compensation for serving on the transaction committee in connection with the merger with Ali Group (as discussed below).

(2)      Reflects the aggregate grant date fair value of RSUs awarded in 2021, computed in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value was $14.77. At December 31, 2021, all current non-employee directors had 8,174 RSUs outstanding. Ms. Egnotovich’s 2021 stock awards also include 5,535 shares of common stock awarded as compensation for serving as the Board Chair, which vested immediately upon grant.

(3)      No stock options were awarded to non-employee directors in 2021 or are outstanding for non-employee directors as of December 31, 2021.

DIRECTOR STOCK OWNERSHIP GUIDELINES.

Under our Corporate Governance Guidelines, each non-employee director should acquire and hold an amount of our common stock with a value equal to, at a minimum, five times the director’s total annual cash retainer (excluding any additional retainer for committee or Board chair positions). For purposes of determining stock ownership under the guidelines, RSUs and shares held in the Deferred Compensation Plan will be included but unexercised options will be excluded.

Compliance is measured annually at the first regularly scheduled Board meeting of the calendar year, following an initial transition period to achieve compliance, and is based on each director’s stock ownership and the stock price as of the close of business on the last day of the preceding calendar year. For directors who were previously members of the Board of MTW, the requirement to comply with such stock ownership guidelines commences on the later of (a) the first Board meeting in the sixth full calendar year after the director was first elected a member of the Board of MTW or (b) the first Board meeting in the fourth full calendar year after the Spin-Off. For directors who were not previously members of the Board of MTW, the requirement to comply with such stock ownership requirements commences on the first Board meeting of the sixth full calendar year after the director was first elected to the Board.

As of December 31, 2021, each of the non-employee directors was in compliance with the stock ownership guidelines. The Corporate Governance Committee reviews these stock ownership guidelines as well as each director’s progress toward achieving compliance with such guidelines on an annual basis.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board shall consist of up to nine directors who shall be elected annually by the stockholders. The Board has nominated seven directors, each of whom, if elected, is expected to hold office for a one-year term expiring at the 2023 Annual Meeting of Stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Each nominee has indicated an intention to serve if elected and has consented to being named in this Proxy Statement. In the event that any of the nominees should be unable or unwilling to serve, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number. Proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING DIRECTORS TO THE WELBILT BOARD:
✓	Cynthia M. Egnotovich	✓	Janice L. Fields
✓	Dino J. Bianco	✓	Brian R. Gamache
✓	Joan K. Chow	✓	Andrew Langham
		✓	William C. Johnson

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MANAGEMENT

Set forth below is a brief biography of each our executive officers as of April 29, 2022, other than Mr. Johnson, our President and CEO, whose biography appears above under “Governance Nominees for Election to the Board of Directors.” All information is presented as of the date of this Proxy Statement.

Martin Agard Executive Vice President and CFO

Mr. Agard, 59, has served as Executive Vice President and Chief Financial Officer (the “CFO”) of the Company since April 2019. Previously, he was the Chief Financial Officer of Lumber Liquidators Holdings, Inc. (NYSE:LL), a leading North American specialty retailer in the hard surface flooring market, since September 2016. From 2013 to 2015, he served as Senior Vice President and Chief Financial Officer of Kohler Company, a manufacturer of kitchen and bathroom fixtures. Prior to Kohler, he held various financial roles, including Vice President and Treasurer with Georgia Pacific Corporation, a pulp and paper company, since 2001. Earlier in his career, he spent time in financial roles at Homebanc Mortgage Corporation, The Eastman Kodak Company and The Procter and Gamble Company. Mr. Agard holds a Bachelor of Science degree in Chemistry and Economics from the College of William and Mary and a Master of Business Administration degree from the University of Michigan.

Joel H. Horn Executive Vice President, General Counsel and Corporate Secretary

Mr. Horn, 53, has served as Executive Vice President, General Counsel and Corporate Secretary of Welbilt since January 2017 and as the Vice President, Associate General Counsel and Assistant Secretary of Welbilt from the Spin-Off through the remainder of 2016. Mr. Horn joined MTW in 2008 as Associate General Counsel and held that role until the Spin-Off. Prior to joining MTW, Mr. Horn was Senior Counsel and General Counsel for Enodis plc, a foodservice equipment manufacturer that was acquired by MTW, from 2004 until the acquisition in 2008, and was Associate General Counsel for Mitsubishi Power Systems, Inc. from 2000 through 2004. Mr. Horn holds a B.S. in Political Science and Government from Stockton University in Pomona, New Jersey, and a J.D. from New England Law in Boston, Massachusetts.

Jennifer Gudenkauf Executive Vice President and Chief Human Resources Officer

Ms. Gudenkauf, 49, has served as Executive Vice President and Chief Human Resources Officer of Welbilt since January 2020. Prior to joining Welbilt, Ms. Gudenkauf served as Vice President, Human Resources—North America for Sykes Enterprises, Inc. (Nasdaq: SYKE), a provider of process outsourcing services, information technology consulting and information technology-enabled services, from April 2017 to December 2019. From 2009 until December 2016, she held a variety of human resources leadership roles with increasing responsibility at Bloomin’ Brands, Inc. (Nasdaq: BLMN), global owner and operator of restaurants, including most recently as Vice President, Global Compensation, Benefits, HR Operations and Leadership Development, from June 2016 until December 2016. Prior to BLMN, Ms. Gudenkauf held a variety of human resources roles for Gentiva Health Services, Inc., a leading home health care and hospice services firm, from 1997 to 2009. Ms. Gudenkauf holds a Bachelor of Science degree from Fairhaven College.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

OUR NAMED EXECUTIVE OFFICERS.

The following five officers represent our named executive officers:

Name	Title
William C. Johnson	President and Chief Executive Officer
Martin Agard	Executive Vice President and Chief Financial Officer
Joel H. Horn	Executive Vice President, General Counsel and Corporate Secretary
Richard N. Caron	Former Executive Vice President and Chief Innovation Officer (through September 2, 2021)*
Jennifer G. Gudenkauf	Executive Vice President and Chief Human Resource Officer

*        Mr. Caron passed away unexpectedly on September 2, 2021.

2021 COMPENSATION ELEMENTS.

The following table summarizes the primary components of our 2021 executive compensation program, as described in greater detail below.

	Compensation Element	Key Characteristics and Objectives
FIXED	Base Salary

•     Designed to attract and retain qualified executives

•     Set at competitive levels designed to adequately compensate for competencies, skills, experience and responsibilities

•     Subject to annual review based on performance and changes in job responsibilities.

•     No automatic or guaranteed increases

AT RISK	Annual Cash Incentive (“STIP”)

•     Rewards executives for the achievement of certain financial targets that are aligned to our strategic plan and budget

•     Based on multiple metrics (Organic Net Sales Growth, Adjusted Operating EBITDA Margin and Free Cash Flow, each as further described below) and a threshold “hurdle” that must be met before any awards may be earned

VARIABLE	Long-Term Equity Awards

•     Rewards executives for the achievement of certain long-term financial targets

•     Includes multiple vehicles (stock options, RSUs and performance share units (“PSU”)), with the PSU component generally subject to multiple metrics (ROIC and Adjusted EPS, each as further described below)

•     Aligned with our strategic plan forecast

•     Promotes retention

•     Aligns interests of executives and stockholders by emphasizing long-term returns

FIXED	Perquisites and Benefits	• Market-competitive practices • Limited perquisites and benefits

2021 COMPENSATION DESIGN.

The performance targets used in our 2021 compensation programs included a range of key financial metrics designed to promote achievement of our strategic goals while also driving long-term stockholder value. Our 2021 STIP metrics were unchanged from our 2020 STIP and consisted of Organic Net Sales Growth, Adjusted Operating EBITDA Margin and Free Cash Flow, all of which were key metrics of our 2021 annual budget. See “Non-GAAP Financial Measures” appearing elsewhere in this Proxy Statement for important additional information. Our 2021 long-term incentive plan (“LTIP”), which was aligned to our strategic plan, consisted of PSUs and RSUs with a three-year performance or vesting period and stock options that generally vest ratably over a three or a four-year period. Furthermore, all metrics were adjusted to exclude the impact of foreign currency fluctuations.

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Our executive compensation programs were originally based on our prior year program designs, but were adjusted by our Compensation Committee in October and December 2021 after an analysis of the Section 280G implications of our pending merger with Ali Holding S.r.l. (“Ali Group”). These targeted, selective adjustments, to which we refer as the “Merger-related Adjustments,” included (1) accelerating the payout of 2021 STIP awards granted to Messrs. Johnson, Agard and Horn and Ms. Gudenkauf at the 125% attainment level to December 2021; (2) accelerating the 2022 vesting of RSUs and non-qualified stock options granted to Messrs. Agard and Horn and Ms. Gudenkauf to October 2021; (3) accelerating the vesting to October 2021 of the following awards granted to Mr. Johnson: all 2020 PSUs at maximum payout of 200%, all unvested RSUs and all unvested non-qualified stock options; and (4) accelerating the 2023 vesting of RSUs and non-qualified stock options granted to Messrs. Agard and Horn.

SAY-ON-PAY ADVISORY VOTE.

The Compensation Committee considers the results of our annual say-on-pay advisory vote in determining executive compensation decisions and policies as the vote provides useful input to the committee in its work to design and oversee an executive compensation program that serves the long-term interests of our stockholders. At our 2021 Annual Meeting of Stockholders, over 91% of the votes cast were voted “FOR” approval of the compensation of our named executive officers. The Compensation Committee believes such results affirm stockholders’ support of the Company’s approach to and structure of executive compensation. As such, the Company did not make any changes to compensation policies or practices that were specifically driven by the results of the advisory vote.

COMPENSATION PHILOSOPHY AND PRACTICES

OBJECTIVES AND PHILOSOPHY.

Our executive compensation program is designed to align the interests of our executives with those of our stockholders and motivate our executives to maximize long-term returns of our stockholders. Our Compensation Committee designs our executive compensation programs to be competitive and to ensure alignment between executive pay and Company performance. An important element of our compensation program design is providing incentive-based compensation that is directly tied to Company performance. Our Compensation Committee reviews the key elements of our program annually, considering our business strategy and talent needs. Our executive compensation program seeks to provide competitive total compensation opportunities to attract, motivate and retain highly qualified executives critical to the achievement our financial and strategic goals.

Key objectives and elements of our compensation philosophy include the following:

•       Pay-For-Performance. The majority of the target compensation awarded to our named executive officers is incentive-based and is considered “at risk,” meaning it is only earned if specific financial goals are achieved or, in the case of stock options, if our stock price increases.

•       Competitive. Pay levels are generally targeted to be at or near market median levels based upon comparable positions at companies of similar size and industry, and then adjusted to reflect individual factors (such as experience, length of service, and level of responsibility), internal structure and internal and external equity, business needs, Company performance and other factors.

•       Encourage Retention. LTIP awards make up a significant portion of each named executive officer’s overall target compensation. These awards include multi-year vesting terms which encourage retention of our executives.

•       Promote Stock Ownership. LTIP awards to executives are solely equity-based, and executive officers are expected to comply with stock ownership guidelines to ensure meaningful ongoing alignment with stockholders’ interests.

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BEST PRACTICES IN GOVERNANCE.

Our executive compensation program reflects a strong pay-for-performance design and incorporates many best practices in executive compensation governance.

WHAT WE DO	WHAT WE DON’T DO
✓ Engage independent compensation consultant to advise Compensation Committee

✗    No pledging or hedging permitted

✗    No change in control excise tax gross-ups

✗    No single-trigger cash or equity severance provisions

✗    No excessive perquisites

✗    No discounting or re-pricing of stock options without stockholder approval

✓ Adopt stock ownership guidelines for directors and executive officers
✓ Use multiple balanced performance measures to reward key drivers of our business and avoid excessive risk taking
✓ Provide majority of compensation in the form of variable or “at risk” awards
✓ Communicate with stockholders regarding our pay practices
✓ Grant 60% of LTIP awards as PSUs, 20% as RSUs and 20% as stock options

ADMINISTRATION AND OVERSIGHT.

Our Compensation Committee reviews and approves all elements of our executive compensation program that cover our named executive officers and also reviews the design of our annual and long-term incentive programs applicable to all employees. Our Compensation Committee’s review of our executive compensation program includes an annual consideration of business strategy and talent needs and alignment of compensation to performance and stockholder interests. Our Compensation Committee has engaged WTW to provide information and advice with respect to executive compensation, though the Compensation Committee retains the ultimate decision-making authority for all executive pay matters. Our Compensation Committee also considers recommendations of our CEO when determining the compensation of our other executive officers.

PEER GROUP.

Following the Spin-Off, our Compensation Committee, together with WTW, considered how to best use competitive market data in designing our executive compensation programs. The Compensation Committee considered multiple factors, including how such data would be used, whether the data would be aligned with stockholder expectations, the breadth, consistency and reliability of the data and our ability to compete effectively for top executive talent. As a result of this review, our Compensation Committee determined to use third-party market data from two sources: published survey data reflecting a broader industry group (“Survey Data”) and a customized peer group (the “Custom Peer Group”). Together, these sources enable the Compensation Committee to make informed decisions in achieving its compensation objectives.

Survey Data. The Survey Data is based on WTW’s Executive Compensation Survey and reflects approximately 1,000 companies across a broad range of industries. The Survey Data is adjusted, generally through regression analysis, to fit Welbilt’s revenue scope. The Company did not select the companies that comprise the Survey Data, and the component companies’ identities were not a factor in the analysis. The Survey Data serves as a reliable market reference and is used as the primary source for market compensation data.

Custom Peer Group. The Custom Peer Group is used to provide comparative information for purposes of designing the overall executive compensation program, including design of the STIP and LTIP, and serves as a secondary source for market compensation data for the CEO, CFO and General Counsel positions and also as a reference for determining competitive benefits and perquisites. In developing the Custom Peer Group, the Compensation Committee considered both quantitative factors (such as revenue, employee headcount, market capitalization and/or net income) and qualitative factors (such as company maturity, global presence, and whether

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companies operate within a comparable or adjacent industry). Based upon this review, the Compensation Committee selected a group of 15 core companies and two non-core companies. The non-core companies are only used as a check for pay practices, but not pay levels, given their relatively large revenue and market capitalization.

2021 Custom Peer Group
A.O. Smith Corp. Carlisle Companies Incorporated Chart Industries, Inc. Dover Corporation* Enerpac Tool Group Corp. Generac Holdings, Inc.	Graco Inc. Harsco Corporation IDEX Corporation Illinois Tool Works Inc.* John Bean Technologies Corporation Kennametal Inc. Lennox International, Inc.	Lincoln Electric Holdings, Inc. Middleby Corp. Standex International Corp. The Timken Company

*        Included in the peer group for reviewing compensation program design, but not for reviewing compensation levels.

In 2021, the Compensation Committee and WTW reviewed the Custom Peer Group and removed Briggs & Stratton Corporation due to its bankruptcy and subsequent acquisition. The Compensation Committee intends to continue its practice of reviewing and, if necessary, updating the Custom Peer Group annually for the use in designing future compensation programs.

Determining Pay Levels. The Compensation Committee generally refers to the market median from the Survey Data and Custom Peer Group for base salary, target total cash compensation, target long-term incentive compensation and target total direct compensation as an initial point of reference, and then considers additional factors to reflect each individual’s experience, years in the current role, level of responsibility, performance and such other factors the Compensation Committee deems important.

The Compensation Committee annually reviews competitive market compensation data relating to salary, annual incentives and long-term incentives. The Compensation Committee is mindful of the value and limitations of comparative data, and therefore does not target specific market levels. As a result, we do not set any component of compensation or total direct compensation at levels intended to achieve a mathematically precise market position. The Compensation Committee also obtains advice and recommendations from WTW regarding retirement benefits and other areas of total compensation.

STOCK OWNERSHIP GUIDELINES.

The Compensation Committee has established stock ownership guidelines for executive officers as set forth below. Under the guidelines, each executive officer is provided with a reasonable period to achieve compliance. If the executive does not satisfy the applicable requirement prior to the end of the calendar year of the respective compliance date, the guidelines require the executive to retain all net shares from the exercise of stock options and from the vesting of RSUs and PSUs, until compliance is achieved. For purposes of these stock ownership guidelines, common stock, RSUs, PSUs (at target) and common stock equivalents held in deferred compensation and/or retirement arrangements are counted towards the individual’s ownership attainment level. Additionally, one-half of the guideline amount can be met by vested in-the-money stock options held by the executive officer. The following table provides information on compliance with the stock ownership guidelines by our named executive officers.

Name	Multiple of Base Salary	Compliance Deadline(1)	Status(2)
William C. Johnson	5x	2023	In Compliance
Martin Agard	3x	2024	In Compliance
Joel H. Horn	3x	2022	In Compliance
Jennifer Gudenkauf	3x	2025	Expected

(1)      Compliance date reflects five years from the date such individual became an executive officer of the Company or, if earlier, MTW.

(2)      All current executive officers are in compliance with applicable holding requirements or expected to achieve compliance prior to their respective compliance date.

PROHIBITION OF DIRECTOR, OFFICER AND EMPLOYEE HEDGING.

Our insider trading policy prohibits our directors, officers, employees, and their related persons from entering into hedging or monetization transactions (such as zero-cost collars or forward sale contracts) that are designed to offset or reduce the risk of decreases in the market value of the underlying security, including Company securities.

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CLAWBACKS.

In addition to any right of recoupment against our CEO or CFO pursuant to Section 304 of The Sarbanes-Oxley Act of 2002, we intend to recoup executive officer compensation, or a portion thereof, to the extent required under rules to be adopted by the SEC and NYSE pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. As such, our 2016 Omnibus Incentive Plan provides that any awards granted under such plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment or clawback policy that we adopt from time to time, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards. Furthermore, the administrator under the plan may terminate or cause a participant to forfeit an award, and require a participant to disgorge to us any gains attributable to an award, if the participant engages in any action constituting, as determined by the administrator in its discretion, cause for termination, or a breach of any agreement between the participant and us or one of our affiliates concerning non-competition, non-solicitation, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations.

COMPENSATION RISK ASSESSMENT.

In 2017, management and WTW each conducted separate risk assessments to provide the Compensation Committee with an internal and external view of our compensation programs and policies. In 2021, WTW updated the previous risk review of the Company’s compensation programs, reaffirming its previous conclusion that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Based on both the internal and external assessments, we believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our compensation program is aligned with current market practices and contains an appropriate balance of risk versus reward. Furthermore, our compensation program incorporates appropriate risk mitigating factors, such as multi-year vesting periods, performance goals tied to both top-line and bottom-line financial metrics, executive stock ownership guidelines and strong operational oversight processes.

TAX CONSIDERATIONS.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a federal tax deduction by the Company for compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) in excess of $1.0 million. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) could be excluded from this $1.0 million limit, but this exception has since been repealed, effective for taxable years beginning after December 31, 2017, unless transition relief for certain compensation arrangements in place as of November 2, 2017 is available.

Compensation decisions for the Company’s named executive officers prior to 2018 were generally made after consideration of the Section 162(m) implications, but the Compensation Committee retained discretion to make compensation decisions in light of a variety of considerations. Based on the repeal described above and the operation of Section 162(m), compensation granted by the Compensation Committee to the named executive officers in 2021 will not qualify as “performance-based compensation.” The Compensation Committee believes that the tax deduction limitation should not compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that is not deductible for federal income tax purposes. Even with respect to compensation intended to qualify as “performance-based” and granted prior to the repeal, we cannot guarantee that such compensation will so qualify or ultimately is or will be deductible for tax purposes.

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DESIGN OF 2021 COMPENSATION PROGRAM

The following section discusses the design of our 2021 compensation program for our named executive officers. For information regarding actual STIP payouts, individual equity awards, and certain other benefits and compensation, see the “2021 Summary Compensation Table” below.

Name	Base Salary ($)	Target STIP (% of Base)	Target STIP ($)	Target LTIP ($)(1)	Total Target 2021 Compensation ($)
William C. Johnson	869,938	110%	956,932	3,060,000	4,886,870
Martin Agard	530,500	90%	477,450	800,000	1,807,950
Joel H. Horn	420,000	65%	273,000	475,000	1,168,000
Richard N. Caron(2)	403,000	65%	261,950	475,000	1,139,950
Jennifer Gudenkauf	355,000	65%	230,750	380,000	965,750

(1)      Reflects aggregate target value of LTIP awards granted to each named executive officer in 2021. As further described below, 20% of such value was awarded in the form of stock options, 20% was awarded in the form of RSUs and 60% was awarded in the form of PSUs.

(2)      Reflects Mr. Caron’s 2021 target compensation prior to his passing on September 2, 2021.

BASE SALARY.

In reviewing 2021 base salaries, the Compensation Committee considered individual-specific factors, such as competencies, skills, experience, and performance, as well as internal equity and external market data. Base salaries were generally reviewed and approved in December 2020 and became effective January 1, 2021.

SHORT-TERM INCENTIVE PLAN.

2021 STIP awards to our named executive officers were made under the Welbilt 2016 Omnibus Incentive Plan. The STIP rewards executives for the achievement of certain financial goals related to our strategic plan and budget. In calculating payouts under the 2021 STIP awards, corporate performance goals were weighted 90% and individual performance goals were weighted 10%. For all of our named executive officers, the 2021 STIP corporate performance goals were based upon the following financial metrics:

•       Adjusted Operating EBITDA Margin, which is a performance measure used by management to evaluate financial performance as a percentage of net sales and to make resource allocations and other operating decisions. “Adjusted Operating EBITDA Margin” represents (a) net earnings before interest expense, income taxes, other income or expense, depreciation and amortization expense, plus certain other items such as loss from impairment of assets, gain or loss from disposal of assets, restructuring activities, loss on modification or extinguishment of debt, acquisition-related transaction and integration costs, Transformation Program expense, separation expense and certain other items, which are non-operating and unusual in nature. divided by (b) net sales, which that are identified in the Company’s publicly-filed reports.

•       Free Cash Flow, which is a liquidity measure relating to the Company’s ability to generate cash internally to fund debt repayment, acquisitions, dividends and share repurchases, if any. “Free Cash Flow” represents net cash provided by or used in operating activities, less capital expenditures plus cash receipts on our beneficial interest in sold receivables and the related impact of terminating our accounts receivable securitization program.

•       Organic Net Sales Growth, which measures top-line growth over prior year results, disregarding acquisitions and foreign currency translation. “Organic Net Sales Growth” represents the percentage change in organic net sales from the prior year.

All of the above metrics were calculated based upon prior year foreign currency exchange rates to remove the impact of foreign currency fluctuations during the year. See “Non-GAAP Financial Measures” appearing elsewhere in this Proxy Statement for important additional information.

2021 STIP Targets and Performance Metrics.

The target STIP award opportunity granted to our named executive officers for 2021 ranged from 65% to 110% of base salary. Target STIP awards were determined based upon a combination of factors, including internal equity and market data, with Mr. Johnson receiving a target STIP award opportunity of 110% of base salary, Mr. Agard

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receiving a target STIP award opportunity of 90% of base salary and other named executive officers each receiving a target STIP award opportunity of 65% of base salary. Any STIP awards earned are generally paid during the first quarter of the following fiscal year.

Presented below are the specific corporate performance metrics and targets for our named executive officers adopted under the 2021 STIP in February 2021, as well as 2021 actual results.

Performance Goal ($ in millions)	Weight	Threshold	Target	Maximum	Actual Results	Actual Attainment %(1)
Adjusted Operating EBITDA Margin	40%	15.0%	17.0%	19.0%	17.9%	145.0%
Free Cash Flow	30%	$26.5	$41.5	$56.5	$71.2	200.0%
Organic Net Sales Growth	20%	14.1%	17.1%	20.1%	31.9%	200.0%
Individual Performance Goals	10%					0 – 10.0%(2)
Total	100%					158.0 – 168.0%

(1)      Reflects percentage of target STIP opportunity attained with respect to each metric.

(2)      Individual component of the 2021 STIP achievement was determined by each employee’s manager, and, in the case of named executive officers, by the Compensation Committee.

The STIP opportunity and actual payout for each of the named executive officers are presented in the subsequent executive compensation tables named “Grants of Plan-Based Awards in 2021” and “2021 Summary Compensation Table,” respectively.

LONG-TERM INCENTIVE PLAN.

Our LTIP awards are made under our 2016 Omnibus Incentive Plan. LTIP awards are intended to align the interests of executives and key employees with those of stockholders by allowing executives and key employees to share in the growth and financial success of the Company and motivating and rewarding achievement of specific longer-term financial goals. In addition, LTIP awards facilitate the attraction, retention and motivation of key members of management and employees. Our general practice is for all of our named executive officers’ LTIP awards to be “at risk” (in other words, requiring achievement of specific multi-year financial goals or stock price increase) or time-vested. In 2021, the Compensation Committee granted LTIP awards to each of the named executive officers that, in the aggregate, were within the 25th to 75th percentile of the survey data used for determining pay levels. The aggregate value was then granted in the form of stock options, which accounted for 20% of the total LTIP award, RSUs, which accounted for 20% of the total LTIP award, and PSUs, which accounted for 60% of the total LTIP award. Total LTIP target awards for each named executive officer are set forth in the table above, and actual LTIP grants made in 2021 are provided in the “Grants of Plan-Based Awards in 2021” table below.

Stock Options. Stock options align executives’ interest with those of stockholders, as options only have realizable value if the price of our stock increases relative to the exercise price, which is the closing price of our common stock on the date of grant. The number of stock options granted to each named executive officer under our 2021 LTIP was determined using the Black-Scholes option pricing model. In the case of named executive officers, these awards generally vest annually in 33.3% increments beginning on the first anniversary of the grant date and expire 10 years after the date of grant.

Performance Share Units. PSUs correlate the shares earned, if any, with the achievement of certain multi-year goals. The Compensation Committee selected (i) cumulative Adjusted Diluted Earnings per Share (“Cumulative Adjusted EPS”) and (ii) weighted average Return on Invested Capital (“ROIC”) over the three-year period, each weighted 50%, as the performance metrics for the 2021 PSUs, with a performance period of January 1, 2021 to December 31, 2023. Additionally, no awards will be paid to any named executive officer under the 2021 PSUs if the Company’s Cumulative Adjusted EPS for the performance period is less than the specified hurdle rate.

The target number of PSUs granted to each named executive officer was determined based upon a price of $14.68, the average closing price of our common stock as reported on the NYSE during the 20-trading day period prior to and including the date of grant. Following the end of the performance period, our named executive officers will receive shares of stock ranging from 0% to 200% of their target number of shares based upon the actual achievement of the performance goals.

The Company does not disclose the specific forward-looking financial performance targets of the 2021 PSUs in this Proxy Statement because (i) these goals relate to executive compensation to be earned and/or paid in future years and do not affect a fair understanding of the named executive officers’ compensation for 2021 and (ii) the Company believes that disclosure of such goals while the applicable performance period is ongoing would cause

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the Company competitive harm. The Company expects to disclose such goals in a future proxy statement once the applicable performance period has ended.

In setting the applicable target levels, the Compensation Committee considered potential impact of unexpected events on performance goals and the likelihood of the Company achieving the goals. We believe that the threshold goals have been established at levels that are appropriately difficult to attain, and that the target goals will require considerable collective effort on the part of the Company’s employees, including the named executive officers, to achieve. Achievement of the maximum goal has a low probability based upon information known to management and the Compensation Committee at the date of grant.

Restricted Stock Units. RSUs granted to named executive officers as a part of the 2021 STIP vest annually in 33.3% increments beginning on the first anniversary of the grant date. The number of RSUs granted to each named executive officer was determined based upon a price of $14.68, the average closing price of our common stock as reported on the NYSE during the 20-trading day period prior to and including the date of grant.

Vesting of 2019 Performance Share Units. The three-year performance period with respect to the PSUs granted in 2019 (the “2019 PSUs”) ended on December 31, 2021. Presented below are the specific performance levels adopted under the 2019 PSUs, as well as actual results for the applicable performance period. With respect to the portion of the PSU opportunity assigned to an applicable metric, maximum performance would have resulted in a payout of 200% of target, with the payout corresponding to goals between threshold and maximum calculated using straight line interpolation. Additionally, no awards would have been paid to any named executive officer under the 2019 PSUs if the Company’s Cumulative Adjusted EPS for the performance period was less than $1.20, the specified hurdle rate.

Performance Goal	Weight	Minimum	Target	Maximum	Actual Results	Actual Attainment %(1)
Cumulative Diluted Adjusted Earnings per Share	50%	$1.20	$2.40	$2.90	$1.23	1.0%
Weighted Average Return on Invested Capital	50%	10.6%	14.1%	16.8%	8.6%	0.0%
Total	100%					1.0%

(1)      Reflects percentage of target LTIP opportunity attained with respect to each metric.

Based on the performance achievement described above, the named executive officers earned the following payouts for their 2019 PSUs.

Name	Target PSUs (#)	Earned Shares (#)
William C. Johnson	105,132	739
Martin Agard	17,832	102
Joel H. Horn	17,094	106
Richard N. Caron	18,164	182
Jennifer Gudenkauf(1)	—	—

(1)      Because Ms. Gudenkauf commenced employment with the Company after the February 2019 grant date of the PSUs, she did not hold any 2019 PSUs.

BENEFITS AND PERQUISITES.

401(k) Retirement Plan. All active, regular, full-time, non-union, U.S.-based employees, including each of our currently employed named executive officers, are eligible to participate in the Company’s 401(k) Retirement Plan, which allows employees to build retirement savings on a tax-deferred basis. The plan has a tax-qualified defined contribution savings component (the 401(k) Savings feature) in which participating employees receive a matching contribution from the Company, subject to the terms set forth in the plan. In addition, all eligible employees may receive a performance-based contribution from the Company, by which the Company contributes up to 100% of the first 3% and 50% of the next 2% of eligible compensation each year, subject to satisfaction of certain specified performance goals, an initial vesting period and other terms set forth in the plan. The value of the employer contributions made on behalf of each of our named executive officers in 2021 is presented in the “2021 Summary Compensation Table.”

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Deferred Compensation Plan. Welbilt sponsors a non-qualified Deferred Compensation Plan that allows our named executive officers and other key employees to defer a portion of their compensation and the taxation on such compensation to a specified date in the future. Welbilt may also, at its option, make employer contributions to participants’ accounts. During 2021, none of our named executive officers made any contributions to the Deferred Compensation Plan, and we did not make any contributions on their behalf.

Perquisites and Personal Benefits. To provide a market competitive total compensation package, we provide limited perquisites and supplemental benefits to certain named executive officers. In 2021, we provided executive long-term disability insurance, reimbursement for tax preparation, personal use of a company car, car allowance, relocation expenses, and reimbursement for an executive physical. For more information regarding perquisites and supplemental benefits provided to the Company’s named executive officers in 2021, see the 2021 Summary Compensation Table and related footnotes below.

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EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL BENEFITS

We have entered into offer letters with our named executive officers to provide market-competitive severance protections and continuity of the leadership team leading up to and after any potential change in control.

Johnson Offer Letter. In connection with his appointment as President and CEO, Mr. Johnson entered into an offer letter with the Company, which sets forth Mr. Johnson’s initial annual base salary, target STIP opportunity, and target LTIP opportunity (in each case subject to increase from time to time as approved by the Board or an appropriate committee of the Board). The offer letter also provides that the Company will provide Mr. Johnson with perquisites and personal benefits on terms substantially similar to those that apply to other executive officers of the Company, including an annual vehicle allowance of $10,800, reimbursement for the reasonable cost of one physical examination per year, reimbursement for the reasonable cost of personal income tax preparation and financial planning services up to $10,000 per year, reasonable relocation services and benefits substantially consistent with the Company’s effective relocation policy (subject to full or partial repayment in the event Mr. Johnson voluntarily terminates employment prior to the second anniversary of the date of the offer letter), and premiums for reasonable life, accidental death and dismemberment and long-term disability insurance premiums as provided by the Company from time to time.

While employed by the Company, Mr. Johnson will be eligible to participate in the Company’s health, welfare and other benefits programs available to the Company’s employees generally, in accordance with their terms. Mr. Johnson is also entitled to up to four weeks of paid vacation per year and participation in the Company’s nonqualified Deferred Compensation Plan and qualified retirement plan as in effect from time to time on terms substantially similar to those that apply to other executive officers of the Company.

Mr. Johnson participates in the Severance Policy, as further described below, and his severance protections under his offer letter have ceased.

Mr. Johnson also agreed to enter into certain non-competition, non-solicitation and confidentiality provisions, consistent with those entered into with other named executive officers.

Executive Offer Letters. In early 2019, we entered into an offer letter with each of our named executive officers still serving at that time, other than Mr. Johnson, which sets forth the executive’s initial annual base salary, target STIP opportunity, and target LTIP opportunity (in each case subject to increase from time to time as approved by the Board or an appropriate committee of the Board). The offer letter replaced the officer’s previously existing employment agreement, if any. In January 2020 we entered into a similar offer letter with Ms. Gudenkauf in connection with her hiring. The offer letters provide that the Company will provide the officer with perquisites and personal benefits on terms substantially similar to those that apply to other executive officers of the Company, including an annual vehicle allowance of $10,800, reimbursement for the reasonable cost of one physical examination per year, reimbursement for the reasonable cost of personal income tax preparation and financial planning services up to $10,000 per year ($15,000 for 2019 for Mr. Agard) and premiums for additional coverage for long-term disability insurance as provided by the Company from time to time. For Mr. Agard, the letter also provides for reasonable relocation services and benefits substantially consistent with the Company’s effective relocation policy (subject to full or partial repayment in the event Mr. Agard voluntarily terminates employment prior to the second anniversary of the date of the offer letter), and premiums for reasonable life, accidental death and dismemberment insurance.

While employed by the Company, the executive will be eligible to participate in the Company’s health, welfare and other benefits programs available to the Company’s employees generally, in accordance with their terms. The executive is also entitled to up to four weeks of paid vacation per year and participation in the Company’s nonqualified Deferred Compensation Plan and qualified retirement plan as in effect from time to time on terms substantially similar to those that apply to other executive officers of the Company. The offer letters themselves do not include severance provisions. Instead, each named executive officer participates in our Severance Policy, as further described below. Each named executive officer also acknowledged and agreed to remain bound by certain non-competition, non-solicitation and confidentiality provisions, consistent with those entered into with other executive officers.

Severance Policy. The Compensation Committee has approved and adopted the Welbilt, Inc. Executive Severance Policy (the “Severance Policy”). The Compensation Committee also designated Mr. Johnson as a “Tier 1 Participant,” with an effective date of April 2, 2019, and designated the other named executive officers as “Tier 2 Participants,” effective January 1, 2019 (for Mr. Agard, effective April 8, 2019), subject in each case to termination of any then-existing employment agreements of such officers (or, for Mr. Johnson, the severance protections under his offer letter, as described above). As a result, the Severance Policy has superseded the severance protections under such named executive officers’ prior employment arrangements, if any.

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If the Company terminates the employment of a participant other than due to Cause (as defined in the Severance Policy), death or Disability (as defined in the Severance Policy), or if a participant terminates the participant’s employment with the Company for Good Reason (as defined in the Severance Policy) and absent Cause, the Company will make certain severance payments and provide certain benefits to the participant, subject to applicable tax withholding, generally as follows:

•       cash payments equal in the aggregate to the sum of (1) an amount equal to the participant’s base salary as described in the Severance Policy (for a Tier 1 Participant, multiplied by two), plus (2) an amount equal to the participant’s target STIP opportunity for the year of termination of employment, generally payable in installments over the first year (or, for a portion of the payments to a Tier 1 Participant, the first two years) following termination of employment (except as otherwise described in the Severance Policy, including for purposes of compliance with certain tax laws);

•       an amount in cash equal to a pro-rated portion (as described in the Severance Policy) of the STIP award that the participant would have earned for the year of termination of employment based on actual performance if the participant had remained employed through the end of that year, generally payable as soon as practicable after the Compensation Committee certifies performance achievement;

•       if the participant is eligible for and elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following the termination of employment, reimbursement of 100% of the participant’s monthly COBRA cost during the COBRA continuation period as further described in the Severance Policy (subject to certain exceptions and conditions described in the Severance Policy);

•       continued eligibility to vest in any outstanding Company performance-based equity awards granted to the participant prior to the year of termination of employment based on actual performance over the full performance period;

•       full vesting of any outstanding Company equity awards other than performance-based equity awards granted to the participant prior to the year of termination of employment; and

•       continued exercisability of outstanding vested options held by the participant until the earlier of the expiration date of the options or 24 months after termination of employment.

As a condition to receiving the cash severance payments described in the first two bullets above, a participant is required to timely sign and not revoke one or more customary releases of claims in favor of the Company and its subsidiaries and affiliates. Further, the Severance Policy generally includes non-disparagement provisions in favor of the Company and a reaffirmation of the participant’s obligations under the participant’s Agreement Regarding Confidential Information, Intellectual Property, Non-Solicitation of Employees and Non-Compete with the Company. If a participant experiences a termination of employment that entitles the participant to compensation or benefits under a Contingent Employment Agreement (as described below) or other similar “change in control” severance arrangement with the Company, the participant will not be entitled to any compensation or benefits under the Severance Policy.

Change in Control Severance Arrangements. We have also entered into Contingent Employment Agreements, which govern change in control severance arrangements, with each of our named executive officers. These Contingent Employment Agreements provide for the executives’ continued employment upon a change in control for a two-year (or, for Mr. Johnson, three-year) period. In addition, the arrangements provide for certain severance benefits in the event an executive is terminated without cause or resigns for good reason (in each case as defined therein) prior to the end of the change in control employment period (as such, the agreements have a “double trigger”). The severance benefit would consist of base salary, annual incentive compensation (calculated at the target level), and other benefits that the executive otherwise would have been entitled to receive if his or her employment had not been terminated prior to the end of the respective three- or two-year period (with annual incentive compensation-based payments being made on a pro-rata basis for partial years during the change in control employment period).

The Contingent Employment Agreements also provide that if a named executive officer’s employment is terminated within the six month period prior to a change in control, and if it is reasonably demonstrated that such termination of employment (1) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (2) otherwise arose in connection with or anticipation of a change in control, then the named executive officer will generally be entitled to participate in certain health and welfare benefits for a number of years equal to the change in control employment period following termination, and the Company will pay to the named executive officer or his or her representative a severance payment representing continued base salary and target annual incentive compensation for a period equal to the change in control employment period.

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If outstanding equity awards are not assumed in connection with a change in control, the Contingent Employment Agreements provide that (1) the named executive officers’ stock options and stock appreciation rights (if any) will vest in full (and, in the discretion of the Company, may be canceled in exchange for a cash payment), (2) time-based restricted stock and RSU awards will vest in full (and, at the election of the named executive officer or the Company, may be canceled in exchange for a cash payment), (3) the named executive officers will have the right to elect to receive a cash payment for a pro-rata portion of outstanding performance-based equity awards determined based on the greater of target and projected actual performance, and (4) the named executive officers will have the right to elect to receive a cash payment for any dividend equivalent units then held (pro-rated to the extent the related award is pro-rated). If a named executive officer’s employment is terminated by the employer without cause or by the named executive officer for good reason within 24 months following a change in control, any outstanding equity awards will vest in full (assuming maximum performance with respect to performance-based awards).

In the event that a named executive officer receives severance payments and benefits as described above, the named executive officer will generally be subject to customary non-competition provisions for 2 years following the change in control (or 2 years following the termination date in the event such officer’s employment is terminated during the six-month period prior to the change in control). Further detail regarding these agreements is presented below under the heading “Potential Payments upon Termination or Change in Control.”

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis for fiscal year 2021 with management. Based on this review and discussion, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and included in this Proxy Statement for filing with the SEC.

Compensation Committee of the Board of Directors Joan K. Chow, Chair Dino J. Bianco Janice L. Fields Brian R. Gamache

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EXECUTIVE COMPENSATION TABLES

The following tables set forth certain information regarding the compensation of our named executive officers and have been prepared in accordance with applicable disclosure rules. These tables and the accompanying narratives should be read in conjunction with the “Compensation Discussion and Analysis” section above.

2021 SUMMARY COMPENSATION TABLE

The table below sets forth the total compensation of our named executive officers during the fiscal years indicated.

Name & Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
William C. Johnson President and CEO	2021	869,938	—	10,375,292	2,164,425	1,607,645	44,187	15,061,487(7)
	2020	844,600	—	2,068,773	516,603	819,431	45,271	4,294,678
	2019	820,000	—	2,101,239	522,674	451,902	449,633	4,345,448
Martin D. Agard Executive Vice President and CFO	2021	530,500	—	2,615,626	436,578	802,116	43,788	4,428,608(8)
	2020	515,000	—	1,020,294	143,356	408,807	32,893	2,120,349
	2019	346,154	—	631,421	97,939	172,144	105,553	1,353,211
Joel H. Horn Executive Vice President, General Counsel and Corporate Secretary	2021	420,000	—	1,155,847	390,096	458,640	37,543	2,462,126(9)
	2020	406,510	—	439,407	86,014	233,052	26,085	1,191,068
	2019	382,788	62,500	407,154	84,987	129,872	30,129	1,097,430
Richard N. Caron(6) Former EVP and Chief Innovation Officer	2021	271,979	—	1,132,127	95,540	440,076	273,643	2,213,365(10)
	2020	391,400	—	439,407	86,014	224,390	28,696	1,169,907
	2019	379,231	—	363,027	90,300	128,687	27,927	989,172
Jennifer Gudenkauf Executive Vice President and Chief Human Resource Officer	2021	355,000	—	371,428	116,399	387,660	31,393	1,261,880(10)
	2020	300,000	50,000	201,504	38,231	169,640	16,678	766,053

(1)      The 2019 amount listed for Mr. Horn represents a discretionary cash bonus awarded in 2019 in recognition for his assuming oversight, on a transitional basis, of the Company’s human resources function in 2019. The 2020 amount listed for Ms. Gudenkauf represents a sign-on bonus. The amounts do not include special cash bonus for Messrs. Johnson, Agard and Horn approved by the Compensation Committee in December 2021 in connection with the proposed sale of the Company’s Manitowoc Ice Division.

(2)      Unless otherwise indicated, amounts listed represent the aggregate grant date fair value of all stock awards computed in accordance with FASB ASC Topic 718. These amounts are based upon the probable outcome of any applicable performance conditions, exclude the impact of estimated forfeitures related to service-based vesting conditions and are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Additional information about the assumptions used in valuing these stock awards is set forth in Note 17, “Stock-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. For RSUs and PSUs, fair value is computed by multiplying the total number of shares subject to the award (or target number or shares, if applicable) by the closing price per share of our common stock as reported on the NYSE on the date of grant. PSUs are generally earned based on our financial performance over a three-year period, and the shares earned are not restricted after completion of the performance period and settlement of the award. The maximum values of the 2021 PSU awards as of the grant date, assuming the highest level of performance conditions are attained, are as follows: Mr. Johnson: $3,676,017, Mr. Agard: $965,840, Mr. Horn: $573,490, Mr. Caron: $573,490, and Ms. Gudenkauf: $458,756. For Messrs. Johnson, Agard and Horn and Ms. Gudenkauf, amounts include the incremental fair value of the award modifications discussed in footnotes 7, 8, 9 and 10, respectively. For Mr. Caron, the amount includes the incremental fair value of the award modification discussed in footnote 6.

(3)      Unless otherwise indicated, amounts listed reflect the aggregate grant date fair value of all stock option awards granted during the year in accordance with FASB ASC Topic 718. Additional information about the assumptions that we used when valuing option awards is set forth in Note 17, “Stock-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For Messrs. Johnson, Agard and Horn and Ms. Gudenkauf, amounts include the incremental fair value of the award modifications discussed in footnotes 7, 8, 9 and 10, respectively.

(4)      Consists of amounts earned pursuant to the STIP for performance during the year indicated.

32 | Welbilt, Inc. 2022 Proxy Statement

(5)      All other compensation for 2021 consists of the following:

Name	Company 401(k) Contributions	Tax and Financial Planning Services	Car Allowance	Insurance Premiums(a)	Separation Payments	Tax Gross-Ups(b)	Other(c)	Total
Johnson	11,600	10,000	10,800	8,796	—	305	2,686	44,187
Agard	11,600	10,000	10,800	7,448	—	328	3,612	43,788
Horn	11,600	9,860	10,800	5,046	—	237	—	37,543
Caron(6)	11,600	0	7,200	4,843	—	0	250,000	273,643
Gudenkauf	11,600	6,830	10,800	1,999	—	164	—	31,393

(a)      Represents life, accidental death and dismemberment and long-term disability insurance premiums paid by us on behalf of our named executive officers.

(b)      Consists of tax gross-ups relating to tax services and medical reimbursement.

(c)      Represents executive physical for Mr. Johnson and Mr. Agard and the “make whole” cash payment to the estate of Mr. Caron described in footnote (6).

(6)      In connection with the passing of Mr. Caron and in recognition of Mr. Caron’s contributions to the success of the Company, the Compensation Committee approved the following actions in October 2021: (1) removal of proration of the 2021 STIP, resulting in a full-year payout on the normal STIP timeline (reflected in the Non-Equity Incentive Plan Compensation column), (2) removal of proration of all LTIP payouts, including full vesting of 2020 and 2021 tranches (reflected in the Stock Awards column), and (3) an additional “make whole” cash payment of $250,000 to compensate for a $250,000 reduction in life insurance payout to Mr. Caron’s estate (reflected in the All Other Compensation column).

Furthermore, in accordance with applicable disclosure requirements and in order to reflect all compensation decisions made by the Company during 2021 with respect to equity awards granted to Mr. Caron, the amount disclosed under “Stock Awards” and “Option Awards” for Mr. Caron for 2021 in the table above includes the grant date fair value of original awards granted in 2021 as well as the incremental fair value of awards granted in 2021and prior years that were modified in connection with the Merger-related Adjustments (the latter of which is computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 2 above). The value of each of the modified awards at the modified quantity is:

Award	Value
Modified 2019 PSUs	$63,977
Modified 2020 PSUs	$213,153
Modified 2021 PSUs	$375,437

(7)      In accordance with applicable disclosure requirements and in order to reflect all compensation decisions made by the Company during 2021 with respect to equity awards granted to Mr. Johnson, the amount disclosed under “Stock Awards” and “Option Awards” for Mr. Johnson for 2021 in the table above includes the grant date fair value of original awards granted in 2021 as well as the incremental fair value of awards granted in 2021and prior years that were modified in connection with the Merger-related Adjustments (the latter of which is computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 2 above). The value of each of the modified awards at the modified quantity is:

Award	Value
Modified 2019 RSUs	$829,141
Modified 2020 RSUs	$873,433
Modified 2021 RSUs	$981,440
Modified 2019 NQs	$351,938
Modified 2020 NQs	$587,835
Modified 2021 NQs	$612,248
Modified 2020 PSUs	$5,240,595

(8)      In accordance with applicable disclosure requirements and in order to reflect all compensation decisions made by the Company during 2021 with respect to equity awards granted to Mr. Agard, the amount disclosed under “Stock Awards” and “Option Awards” for Mr. Agard for 2021 in the table above includes the grant date fair value of original awards granted in 2021 as well as the incremental fair value of awards granted in 2021and prior years that were modified in connection with the Merger-related Adjustments (the latter of which is computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 2 above). The value of each of the modified awards at the modified quantity is:

Award	Value
Modified 2019 RSUs	$251,175
Modified 2020 RSUs	$583,550
Modified 2021 RSUs	$85,933
Modified 2019 NQs	$29,842
Modified 2020 NQs	$54,375
Modified 2021 NQs	$53,612
Modified 2020 RSUs	$827,160
Modified 2021 RSUs	$86,066
Modified 2019 NQs	$29,850
Modified 2020 NQs	$54,375
Modified 2021 NQs	$53,619

Welbilt, Inc. 2022 Proxy Statement | 33

(9)      In accordance with applicable disclosure requirements and in order to reflect all compensation decisions made by the Company during 2021 with respect to equity awards granted to Mr. Horn, the amount disclosed under “Stock Awards” and “Option Awards” for Mr. Horn for 2021 in the table above includes the grant date fair value of original awards granted in 2021 as well as the incremental fair value of awards granted in 2021and prior years that were modified in connection with the Merger-related Adjustments (the latter of which is computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 2 above). The value of each of the modified awards at the modified quantity is:

Award	Value
Modified 2019 RSUs	$134,815
Modified 2020 RSUs	$67,407
Modified 2021 RSUs	$83,875
Modified 2018 NQs	$24,413
Modified 2019 NQs	$28,612
Modified 2020 NQs	$32,628
Modified 2021 NQs	$31,829
Modified 2020 RSUs	$213,115
Modified 2021 RSUs	$84,005
Modified 2019 NQs	$28,612
Modified 2020 NQs	$32,621
Modified 2021 NQs	$31,836

(10)    In accordance with applicable disclosure requirements and in order to reflect all compensation decisions made by the Company during 2021 with respect to equity awards granted to Ms. Gudenkauf, the amount disclosed under “Stock Awards” and “Option Awards” for Ms. Gudenkauf for 2021 in the table above includes the grant date fair value of original awards granted in 2021 as well as the incremental fair value of awards granted in 2021and prior years that were modified in connection with the Merger-related Adjustments (the latter of which is computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 2 above). The value of each of the modified awards at the modified quantity is:

Award	Value
Modified 2020 RSUs	$24,772
Modified 2021 RSUs	$40,814
Modified 2020 NQs	$14,501
Modified 2021 NQs	$25,466

PAY RATIO.

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K , we are providing the ratio of the annual total compensation of Mr. Johnson, our Chief Executive Officer, to the annual total compensation of our median employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with the applicable rules.

In connection with our 2020 pay ratio disclosure, we selected December 31, 2020 as the date to identify the median employee, and we identified our median employee by comparing the compensation of all individuals that we employed on that date based upon the sum of: (i) base salary, (ii) overtime pay, (iii) short-term incentive awards, if any, and (iv) long-term incentive awards, if any, based on the grant date fair value of the target number of awards granted. During 2021, there were no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Accordingly, we have used the same median employee for the 2021 pay ratio disclosure and have calculated such employee’s total annual compensation in the same way that we calculate the annual total compensation of our named executive officers in the 2021 Summary Compensation Table.

As calculated in accordance with applicable disclosure rules and as described above, the 2021 total compensation of our principal executive officer for purposes of this pay ratio disclosure was $15,061,487 and the 2021 total compensation of our median employee for purposes of this pay ratio disclosure was $44,447. As a result, we estimate that our principal executive officer’s 2021 total compensation was approximately 339 times that of our median employee.

34 | Welbilt, Inc. 2022 Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2021.

The table below sets forth all equity and non-equity incentive awards granted to our named executive officers during 2021, all of which were made under our 2016 Omnibus Incentive Plan. As discussed under “Design of 2021 Compensation Program” above, 2021 equity awards to our named executive officers consisted of RSUs, PSUs and non-qualified stock options (“NQSO”), and non-equity incentive awards consisted of our STIP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name and Award Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William C. Johnson
STIP	2/12/21	478,466	956,932	1,913,864
PSU	2/15/21				—	124,442	248,884				1,838,008
RSU	2/15/21							41,481			612,674
NQSO	2/15/21								86,598	14.77	612,404
PSU(5)	10/21/21				—	110,748	221,496				5,240,595
RSU(5)	10/21/21							113,441			2,684,014
NQSO(5)	10/21/21								49,779	14.99	351,938
NQSO(5)	10/21/21								83,145	14.01	587,835
NQSO(5)	10/21/21								86,598	14.77	612,248
Martin Agard
STIP	2/12/21	238,725	477,450	954,900
PSU	2/15/21				—	32,696	65,392				482,920
RSU	2/15/21							10,899			160,978
NQSO	2/15/21								22,753	14.77	160,905
RSU(6)	10/21/21							38,912			920,658
RSU(6)	12/09/21							38,549			913,226
NQSO(6)	10/21/21								4,221	16.71	29,842
NQSO(6)	10/21/21								7,691	14.01	54,375
NQSO(6)	10/21/21								7,583	14.77	53,612
NQSO(6)	12/09/21								4,222	16.71	29,850
NQSO(6)	12/09/21								7,691	14.01	54,375
NQSO(6)	12/09/21								7,584	14.77	53,619
Joel H. Horn
STIP	2/12/21	136,500	273,000	546,000
PSU	2/15/21				—	19,414	38,828				286,745
RSU	2/15/21							6,471			95,577
RSU	8/02/21							4,168		23.33	97,239
NQSO	2/15/21								13,510	14.77	95,540
RSU(7)	10/21/21							12,092			286,097
RSU(7)	12/09/21							12,542			297,120
NQSO(7)	10/21/21								3,453	20.25	24,413
NQSO(7)	10/21/21								4,047	14.99	28,612
NQSO(7)	10/21/21								4,615	14.01	32,628
NQSO(7)	10/21/21								4,502	14.77	31,829
NQSO(7)	12/09/21								4,047	14.99	28,612
NQSO(7)	12/09/21								4,614	14.01	32,621
NQSO(7)	12/09/21								4,503	14.77	31,836
Richard N. Caron
STIP(8)	2/12/21	130,975	261,950	523,900
PSU(9)	2/15/21				—	19,414	38,828				286,745
RSU(9)	2/15/21							6,471			95,577
NQSO	2/15/21								13,510	14.77	95,540
RSU	8/02/21							4,168		23.33	97,239
PSU(9)	10/21/21				—	2,704	5,408				63,977
PSU(9)	10/21/21				—	9,009	18,018				213,153
PSU(9)	10/21/21				—	15,868	31,736				375,437
Jennifer Gudenkauf
STIP	2/12/21	115,375	230,750	461,500
PSU	2/15/21					15,530	31,060				229,378
RSU	2/15/21				—			5,177			76,464
NQSO	2/15/21								10,808	14.77	76,432
RSU(10)	10/21/21							2,772			65,586
NQSO(10)	10/21/21								3,602	14.77	25,466
NQSO(10)	10/21/21								2,051	14.01	14,501

(1)      The exercise price per share of option awards equals the closing price of our common stock as reported on the NYSE on the date of the original grant.

(2)      Amounts shown represent range of potential payments under the 2021 STIP. Actual amounts received are shown in the 2021 Summary Compensation Table.

Welbilt, Inc. 2022 Proxy Statement | 35

(3)      The exercise price per share of stock option awards equals the closing price of our common stock on the NYSE on the date of grant, unless otherwise noted in these footnotes.

(4)      Unless otherwise noted, amounts reflect the grant date fair value of each award as computed under FASB ASC Topic 718 using the assumptions discussed in Note 17, “Stock-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(5)      Reflects the modified award amounts related to RSUs originally granted on February 14, 2019, February 21, 2020 and February 15, 2021, PSUs originally granted on February 14, 2019 and February 21, 2020, and stock options originally granted on February 14, 2019, February 21, 2020 and February 15, 2021, all of which were modified in connection with the Merger-related Adjustments. In accordance with applicable disclosure rules, the incremental fair values associated with these modifications are computed in accordance with FASB ASC Topic 718, and are reflected in the table above as if new grants had been made.

(6)      Reflects the modified award amounts related to RSUs originally granted on April 8, 2019, February 21, 2020, September 21, 2020 and February 15, 2021, and stock options originally granted on April 8, 2019, February 21, 2020 and February 15, 2021, all of which were modified in connection with the Merger-related Adjustments. In accordance with applicable disclosure rules, the incremental fair values associated with these modifications are computed in accordance with FASB ASC Topic 718, and are reflected in the table above as if new grants had been made.

(7)      Reflects the modified award amounts related to RSUs originally granted on February 14, 2019, February 21, 2020, December 7, 2020, February 15, 2021 and August 2, 2021, and stock options originally granted on March 19, 2018, February 14, 2019, February 21, 2020 and February 15, 2021, all of which were modified in connection with the Merger-related Adjustments. In accordance with applicable disclosure rules, the incremental fair values associated with these modifications are computed in accordance with FASB ASC Topic 718, and are reflected in the table above as if new grants had been made.

(8)      Reflects awards originally granted on February 15, 2021 and modified upon Mr. Caron’s passing as described in footnote (6) to the Summary Compensation Table.

(9)      Reflects the modified award amounts related to PSUs originally granted on February 14, 2019 and February 21, 2020, all of which were modified upon Mr. Caron’s passing as described in footnote (6) to the Summary Compensation Table. In accordance with applicable disclosure rules, the incremental fair values associated with these modifications are computed in accordance with FASB ASC Topic 718, and are reflected in the table above as if new grants had been made.

(10)    Reflects the modified award amounts related to RSUs originally granted on January 6, 2020 and February 15, 2021, and stock options originally granted on February 21, 2020 and February 15, 2021, all of which were modified in connection with the Merger-related Adjustments. In accordance with applicable disclosure rules, the incremental fair values associated with these modifications are computed in accordance with FASB ASC Topic 718, and are reflected in the table above as if new grants had been made.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF
PLAN-BASED AWARDS TABLE

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards in 2021 table was paid or awarded, are described above under “Compensation Discussion and Analysis.” For more information regarding employment agreements or arrangements with the named executive officers, see the section titled “Employment Agreements and Change in Control Benefits” in the “Compensation Discussion and Analysis.” For more information regarding the terms of the STIP and LTIP awards, see the section titled “Design of 2021 Compensation Program” in the “Compensation Discussion and Analysis.” For information regarding the amount of salary and bonus in proportion to total compensation, see the section titled “Our Compensation Approach” in the “Proxy Summary.”

36 | Welbilt, Inc. 2022 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END.

The following table sets forth details about each outstanding equity award held by our named executive officers as of December 31, 2021. Each MTW equity award outstanding as of March 4, 2016, the effective date of the Spin-Off, was deemed bifurcated into two separate awards: a modified award relating to MTW common stock, and a new award relating to Welbilt common stock. Awards listed in the table below with a grant date prior to March 4, 2016 reflect the portion of the bifurcated awards that relate to our common stock and are outstanding under our 2016 Omnibus Incentive Plan.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have not Vested (#)(3)		Equity Incentive Plan Awards: market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
William C. Johnson			14.99	2/14/2019	2/14/2029
			14.01	2/21/2020	2/21/2030
			14.77	2/15/2021	2/15/2031			124,442	(5)	2,957,986
Martin Agard			16.71	4/8/2019	4/8/2029
	7,691		14.01	2/21/2020	2/21/2030
								30,732	(4)	730,500
	7,586		14.77	2/15/2021	2/15/2031	3,634	86,830	32,696	(5)	777,184
Joel Horn			15.74	2/14/2011	2/14/2021
			12.96	2/28/2012	2/28/2022
			14.44	2/26/2013	2/26/2023
			23.14	2/14/2014	2/14/2024
			17.35	2/17/2015	2/17/2025
			13.51	3/17/2016	3/17/2026
			18.61	2/16/2017	2/16/2027
			20.25	3/19/2018	3/19/2028
			14.99	2/14/2019	2/14/2029
	4,615		14.01	2/21/2020	2/21/2030
								18,440	(4)	438,319
	4,505		14.77	2/15/2021	2/15/2031	2,158	51,296	19,414	(5)	461,471
			23.33	8/2/2021	8/2/2031	1,390	33,040			0
Richard N. Caron			15.74	2/14/2011	2/14/2021
			12.96	2/28/2012	2/28/2022
			14.44	2/26/2013	2/26/2023
			23.14	2/14/2014	2/14/2024
			17.35	2/17/2015	2/17/2025
			13.51	3/17/2016	3/17/2026
			18.61	2/16/2017	2/16/2027
			20.25	3/19/2018	3/19/2028
			14.99	2/14/2019	2/14/2029
			14.01	2/21/2020	2/21/2030
								18,440	(4)	438,319
			14.77	2/15/2021	2/15/2031			19,414	(5)
			23.33	8/2/2021	8/2/2031					461,471
Jennifer Gudenkauf			15.41	1/6/2020	1/6/2030	1,048	24,911
	4,102		14.01	2/21/2020	2/21/2030
						2,732	64,940	8,196		194,819
	7,206		14.77	2/15/2021	2/15/2031	3,452	82,054	15,530	(5)	369,148

(1)      Unless otherwise noted in these footnotes, all stock options granted prior to February 2021 generally vest 25% per year beginning on the first anniversary of the grant date and all stock options granted in or after February 2021 generally vest 33.33% per year beginning on the first anniversary of the grant date

(2)      Unless otherwise noted in these footnotes, all awards in this column related to RSUs and vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)      Amounts reported are based on the closing price of our common stock as reported on the NYSE on December 31, 2021, the last trading day of the year, or $23.75, multiplied by the number of shares underlying the award. PSUs with a performance period ended on December 31, 2021 are not considered outstanding equity awards for purposes of this table. For more information on the shares earned by the named executive officers, please refer to “Vesting of 2019 Performance Share Units” above.

(4)      Amounts relate to PSUs with a three-year performance period ending on December 31, 2022. The number of shares appearing here reflects the number of shares that would be awarded assuming target performance is achieved.

(5)      Amounts relate to PSUs with a three-year performance period ending on December 31, 2023. The number of shares appearing here reflects the number of shares that would be awarded assuming target performance is achieved.

Welbilt, Inc. 2022 Proxy Statement | 37

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2021.

The following table provides information about the number of shares of common stock acquired by our named executive officers in 2021 upon the exercise of stock options and as a result of the vesting of stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting ($)(3)
William C. Johnson	69,376	1,930,121	204,283	7,933,469
Martin Agard	12,217	471,362	65,197	2,483,873
Joel H. Horn	17,556	633,930	18,164	666,185
Richard N. Caron	15,540	479,932	680	14,196
Jennifer Gudenkauf	2,299	72,145	2,831	79,644

(1)      Reflects the difference between the exercise price and the closing price of our common stock as reported on the NYSE on the date of exercise, multiplied by the number of options exercised.

(2)      Includes vesting of PSUs, RSUs or restricted stock awards.

(3)      Reflects the aggregate market value of shares vested on the applicable vesting date based on the closing price of our common stock as reported on the NYSE on such date.

2021 NONQUALIFIED DEFERRED COMPENSATION.

During 2021, none of our named executive officers made any contributions to the Deferred Compensation Plan, and we did not make any contributions on their behalf.

38 | Welbilt, Inc. 2022 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and related discussion summarize the estimated potential payments and other benefits our named executive officers would have been eligible to receive in the event of a termination of employment or change in control, assuming a termination/change of control date of December 31, 2021. Because the disclosures in the table assume the occurrence of a termination of employment as of a particular date and under a particular set of circumstances, the actual amounts to be paid to our named executive officers upon a termination of employment or change in control may vary significantly from the amounts set forth below.

	Termination by Company for Cause (a)	Termination by Company Without Cause or by Employee for Good Reason (b)	Death, Disability or Retirement (c)	Change in Control(1) (d)
William C. Johnson
Severance Payment
Base Salary	$—	$1,739,876	$—	$2,609,814
STIP	—	1,913,864	—	2,870,795
Pro rata STIP(2)	—	956,932	956,932	956,932
Equity Acceleration
Stock Awards(3)	—		2,957,986	5,915,973
Option Awards(4)	—	—	—	—
Other Benefits and Perquisites
Life Insurance(5)	—	—	1,000,000	—
Total	$—	$4,610,671	$4,914,918	$12,353,514
Martin Agard
Severance Payment
Base Salary	$—	$530,500	$—	$1,061,000
STIP	—	477,450	—	954,900
Pro rata STIP(2)	—	477,450	477,450	477,450
Equity Acceleration
Stock Awards(3)	—	730,500	1,594,064	3,101,747
Option Awards(4)	—	75,064	143,338	143,338
Other Benefits and Perquisites
Life Insurance(5)	—	—	1,000,000	—
Total	$—	$2,290,964	$3,214,852	$7,475,837
Joel H. Horn
Severance Payment
Base Salary	$—	$420,000	$—	$840,000
STIP	—	273,000	—	546,000
Pro rata STIP(2)	—	273,000	273,000	273,000
Equity Acceleration
Stock Awards(3)	—	438,319	984,126	1,883,915
Option Awards(4)	—	45,042	85,587	85,587
Other Benefits and Perquisites
Life Insurance(5)	—	—	1,000,000	—
Total	$—	$1,449,361	$2,342,713	$3,628,503
Richard N. Caron
Severance Payment
Base Salary	$—	$403,000	$—	$806,000
STIP	—	261,950	—	523,900
Pro rata STIP(2)	—	261,950	261,950	261,950
Equity Acceleration
Stock Awards(3)	—	438,319	899,790	1,799,579
Option Awards(4)	—	—	—	—
Other Benefits and Perquisites
Life Insurance(5)	—	—	750,000	—
Total	$—	$1,365,219	$1,911,740	$3,391,429

Welbilt, Inc. 2022 Proxy Statement | 39

	Termination by Company for Cause (a)	Termination by Company Without Cause or by Employee for Good Reason (b)	Death, Disability or Retirement (c)	Change in Control(1) (d)
Jennifer Gudenkauf
Severance Payment
Base Salary	$—	$355,000	$—	$710,000
STIP	—	230,750	—	461,500
Pro rata STIP(2)	—	230,750	230,750	230,750
Equity Acceleration
Stock Awards(3)	—	284,670	735,872	1,299,839
Option Awards(4)	—	40,036	104,890	104,890
Other Benefits and Perquisites
Life Insurance(5)	—	—	1,000,000	—
Total	$—	$1,141,205	$2,071,511	$2,806,978

(1)      Represents estimated payouts assuming a change in control and termination of employment without cause (as defined in the Contingent Employment Agreements) occurred on December 31, 2021 and outstanding equity awards of the Company are not assumed by the purchaser, successor or surviving entity.

(2)      Reflects a pro rata STIP award for the year of termination, which amount, for termination by the Company without cause or by the employee for good reason, is calculated based upon actual performance and, for a qualifying termination in connection with a change in control, is calculated based upon the target STIP award.

(3)      Reflects amounts earned under outstanding and unvested PSUs and RSUs that accelerate upon the specified event. PSUs and RSUs, whether or not delivery of the underlying shares is deferred, are valued at the aggregate market value of the underlying shares (or, with respect to PSUs, the underlying target number of shares) based on the closing market price per share of our common stock on December 31, 2021, the last trading day of the year, or $23.77. In the event of a qualifying termination following a change in control, awards of PSUs would be valued based on maximum performance.

(4)      Reflects amounts earned under outstanding and unvested stock options that accelerate upon the specified event. Such options are valued at the aggregate market value of the underlying shares based on the closing market price per share of our common stock on December 31, 2021, the last trading day of the year, or $23.77, less the aggregate cost to exercise the stock options. For purposes of this table, stock options with an exercise price greater than the closing market price on December 31, 2021 have been assigned no value.

(5)      Reflects life insurance benefits that the named executive officer’s designated beneficiaries would receive upon his death under life insurance coverage provided by the Company and does not include any additional benefits which might be paid out under supplemental coverage purchased by the individual executive. Amounts do not reflect benefits payable upon disability or retirement.

Termination by Company for Cause (a).

In the event of a termination of employment for cause (as defined in the applicable employment agreement), the named executive officer will receive only accrued but unpaid compensation through the date of termination and no additional benefits. All outstanding equity awards will also be terminated on the individual’s effective date of termination.

Termination by Company without Cause or by Employee for Good Reason (b).

Under the Company’s Severance Policy, if the Company terminates the employment of a named executive officer other than due to “Cause” (as defined in the Severance Policy), death or “Disability” (as defined in the Severance Policy), or if a named executive officer terminates employment with the Company for “Good Reason” (as defined in the Severance Policy) and absent Cause, the Company will make certain severance payments and provide certain benefits to the named executive officer, subject to applicable tax withholding, generally as follows (with each named executive officer referred to as “participant” for these purposes):

•       cash payments equal in the aggregate to the sum of (1) an amount equal to the participant’s base salary as described in the Severance Policy (or, for Mr. Johnson, multiplied by two), plus (2) an amount equal to the participant’s target STIP opportunity for the year of termination of employment, generally payable in installments over the first year (or, for a portion of the payments to Mr. Johnson, the first two years) following termination of employment (except as otherwise described in the Severance Policy, including for purposes of compliance with certain tax laws);

•       an amount in cash equal to a pro-rated portion (as described in the Severance Policy) of the STIP award that the participant would have earned for the year of termination of employment based on actual performance if the participant had remained employed through the end of that year, generally payable as soon as practicable after the Compensation Committee certifies performance achievement;

•       if the participant is eligible for and elects continued coverage under COBRA following the termination of employment, reimbursement of 100% of the participant’s monthly COBRA cost during the COBRA continuation period as further described in the Severance Policy (subject to certain exceptions and conditions described in the Severance Policy);

40 | Welbilt, Inc. 2022 Proxy Statement

•       continued eligibility to vest in any outstanding Company performance-based equity awards granted to the participant prior to the year of termination of employment based on actual performance over the full performance period;

•       full vesting of any outstanding Company equity awards other than performance-based equity awards granted to the participant prior to the year of termination of employment; and

•       continued exercisability of outstanding vested options held by the participant until the earlier of the expiration date of the options or 24 months after termination of employment.

As a condition to receiving the cash severance payments described in the first two bullets above, a participant is required to timely sign and not revoke one or more customary releases of claims in favor of the Company and its subsidiaries and affiliates. Further, the Severance Policy generally includes non-disparagement provisions in favor of the Company and a reaffirmation of the participant’s obligations under the participant’s Agreement Regarding Confidential Information, Intellectual Property, Non-Solicitation of Employees and Non-Compete with the Company. If a participant experiences a termination of employment that entitles the participant to compensation or benefits under a Contingent Employment Agreement (as described below) or other similar “change in control” severance arrangement with the Company, the participant will not be entitled to any compensation or benefits under the Severance Policy.

Death, Disability or Retirement (c).

In the event of death, the named executive officer’s designated beneficiary will receive three times base salary up to a maximum of $1.0 million under the life insurance benefit provided by the Company. Payment of all compensation by the Company to the named executive officer upon death or disability will immediately cease, except for any compensation and benefits accrued but unpaid through the date of death or disability, as the case may be.

In the event of death, disability or retirement, all outstanding options will become fully vested and may be exercised until the earlier of (a) the option expiration date or (b) 12 months following the date of death or disability or 10 years following the retirement date, as applicable. Additionally, all outstanding RSUs will become fully vested, and all outstanding PSUs will vest in an amount that is prorated through the last date of employment and settled following completion of the performance period based upon actual achievement of performance goals.

Change in Control (d).

In the event we experience a “change in control” (as defined in the Contingent Employment Agreements), Mr. Johnson will continue to be employed by the Company for three years, and each other named executive officer will continue to be employed for two years (as applicable, the “Change in Control Employment Period”). Under the Contingent Employment Agreements, each executive would remain employed at the same position held as of the change in control date, and would receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other similar or comparable cash incentive bonus plans no less favorable than those that were available prior to a change in control. After a change in control, the executive’s compensation would be subject to upward adjustment at least annually based upon the executive’s contributions and the level of increases provided to other officers and key employees. Each Contingent Employment Agreement would terminate prior to the end of the Change in Control Employment Period if the executive voluntarily retired or was terminated “for cause,” as defined in the Contingent Employment Agreement. In addition, the Contingent Employment Agreement is terminable by either party at any time prior to a change in control.

Additionally, the Contingent Employment Agreements provide the following benefits:

•       In the event the named executive officer is terminated without cause or resigns for good reason following a change in control and prior to the end of the applicable Change in Control Employment Period, the officer would generally be entitled to continued participation in health and welfare benefits for the remainder of the Change in Control Employment Period and to receive a payment equal to the base salary and the annual incentive compensation the executive would have otherwise been paid but for the termination, calculated on the basis of the target bonus for the year of termination, through the Change in Control Employment Period.

•       The named executive officer’s equity-based awards would not automatically vest upon a change in control if the employment continued. However, if the employment is subsequently terminated by the surviving entity without cause, or by the officer for good reason, in either case within 24 months following a change of control, all of the equity-based awards that are in effect as of the date of such termination will vest in full or deemed earned in full (assuming the maximum performance goals provided under such award were met, if applicable) effective on the date of such termination

Welbilt, Inc. 2022 Proxy Statement | 41

(i.e., a “double trigger”). In addition, to the extent that equity-based awards are not assumed by the purchaser, successor or surviving entity in the change in control, or a more favorable outcome is not provided in the applicable plan or award agreement, upon a change of control: (1) stock options, stock-appreciation rights and time-based restricted stock (including RSUs) will vest and may be paid out in cash; (2) performance-based awards will be pro-rated and paid out in cash assuming the greater of target or projected actual performance (based on the assumption that the applicable performance goals continue to be achieved at the same rate through the end of the performance period as at the time of the change of control); and (3) each other type of equity-based award not mentioned above will be paid out in cash based on the value of the award as of the date of the change of control.

•       In the event the executive is terminated for cause, the executive would be entitled only to the salary and benefits accrued and vested as of the effective date of the termination.

•       The cash amount (base salary, STIP and pro rata annual incentive award for the year of termination) described above would be paid in a lump sum within 30 days of the termination, subject to the requirements of Section 409A. Benefits would be provided over the course of the remainder of the Change in Control Employment Period.

If a named executive officer is terminated without cause within six months prior to a change in control and it is reasonably demonstrated by the employee that the termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control, the employee would be entitled to the severance payment and benefits that the officer would have otherwise received during the change in control employment period.

If any of the payments to a named executive officer constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would result in the imposition on the executive of an excise tax under Section 4999 of the Internal Revenue Code (the “Excise Tax”), the executive would not be entitled to any tax gross up amount; however, the executive would be entitled to receive the “best net” treatment. Under the “best net” treatment, if the after-tax amount (taking into account all federal, state and local excise, income and other taxes) that would be retained by the executive is less than the after- tax amount that would be retained by the executive if the executive were instead to be paid or provided (as the case may be) the maximum amount that the executive could receive without being subject to the Excise Tax (the “Reduced Amount”), then the executive would be entitled to receive the Reduced Amount instead of the full amount that would have been subject to the Excise Tax.

The Contingent Employment Agreements also provide that (i) if the executive was terminated without cause or resigned for good reason prior to the end of the Change in Control Employment Period, the executive will be subject to non-competition restrictive covenants for the lesser of two years or the unexpired term of the Change in Control Employment Period, and (ii) if the executive was terminated within six months prior to a change in control in anticipation of a change in control as explained above, the executive will be subject to non-competition restrictive covenants for two years.

42 | Welbilt, Inc. 2022 Proxy Statement

Proposal No. 2—Advisory Approval of COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement. While this “say-on-pay” vote is a non-binding, advisory vote, the Compensation Committee carefully reviews and considers the voting results when making future decisions regarding our executive compensation programs. The Company currently holds advisory votes on the compensation of named executive officers annually, and the next such advisory vote is expected to be held at the 2023 Annual Meeting of Stockholders if we remain a public company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF WELBILT’S NAMED EXECUTIVE OFFICERS

Accordingly, we submit the following resolution to stockholders at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Welbilt, Inc. 2022 Proxy Statement | 43

AUDIT MATTERS

EVALUATION AND SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is directly responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for 2022.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Grant Thornton to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, the Board and the Audit Committee may reconsider the selection of such firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

GT has served as the independent registered public accounting firm of the Company since 2021. The Audit Committee’s decision to retain and recommend that stockholders ratify the selection of GT involved the consideration of several factors, including:

•       GT’s performance on prior audits and the quality and efficiency of the provided services;

•       GT’s continued independence;

•       GT’s global capabilities and technical expertise;

•       GT’s significant institutional knowledge and understanding of the Company’s business;

•       The quality and depth of GT’s staff;

•       GT’s effectiveness of communications and working relationship with the Audit Committee, management and internal auditor;

•       the appropriateness of the fees paid to GT; and

•       external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on GT and its peer firms.

As part of the evaluation of our independent registered public accounting firm, the Audit Committee periodically considers a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and the Audit Committee Chairman are directly involved in the selection of GT’s lead engagement partner. The Audit Committee and the Board believe the continued retention of GT to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Representatives of GT are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

Change in Independent Registered Public Accounting Firm

On October 22, 2020, the Audit Committee approved the engagement of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2021. In connection with this appointment, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP (“PwC”), our then-current independent registered public accounting firm, effective upon the completion of its audit and the issuance of its reports on the Company’s consolidated financial statements to be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

On the date of filing of our Form 10-K for the year ended December 31, 2020 with the SEC, PwC completed its audit of our consolidated financial statements as of and for the year ended December 31, 2020, and our engagement of PwC as our independent registered public accounting firm ended as of that date. PwC’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

44 | Welbilt, Inc. 2022 Proxy Statement

During the years ended December 31, 2019 and December 31, 2018, and during the subsequent interim period through the filing of the Company’s 2020 Form 10-K, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in internal control over financial reporting that existed as of December 31, 2018 related to ineffective controls with respect to (i) risk assessment controls related to the design and operating effectiveness of the Company’s internal control over financial reporting, (ii) accounting for income taxes, (iii) cash disbursements at the Crem business, and (iv) the presentation of the statement of cash flows. These material weaknesses were remediated as of December 31, 2019.

During the fiscal years ended December 31, 2019 and December 31, 2018, and during the subsequent interim period through the filing of the Company’s 2020 Form 10-K, neither us nor anyone on our behalf consulted with Grant Thornton regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Grant Thornton concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matters that were the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

AUDIT AND NON-AUDIT FEES

The following table summarizes the fees for services rendered by GT for the year ended December 31, 2021 and by PwC for the year ended December 31, 2020.

FEE CATEGORY ($ in Thousands)	2021	2020
Audit Fees(1)	$2,530	$4,678
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	450	3
Total Fees	$2,980	$4,681

(1)      Audit Fees include the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements included in its Form 10-K filings, for reviews of the Company’s quarterly consolidated (condensed) financial statements included in its Form 10-Q filings and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings for the relevant years, in each case, for the applicable year.

(2)      All Other fees consist of fees for permitted services other than those that meet the criteria above.

PRE-APPROVAL POLICIES AND PROCEDURES

Welbilt’s policy and procedures for pre-approval of non-audit services is set forth in the Audit Committee Charter. The policy provides that the Audit Committee will review annually with Company management and the Company’s independent auditor the plans for the scope of the activities to be undertaken by the Company’s independent auditor, including any contemplated performance by the Company’s independent auditor of any permissible non-audit services and related fees. The policy also provides that the Audit Committee must pre-approve all auditing services and non-audit services (other than those that are prohibited by applicable law, rule or regulation) provided to the Company by the Company’s independent auditors. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided that such decisions are presented to the full Audit Committee at each of its scheduled meetings. For 2021 and 2020, all audit and non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.

Welbilt, Inc. 2022 Proxy Statement | 45

AUDIT COMMITTEE REPORT

In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

•       reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2021 with the Company’s management;

•       discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, those matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), and SEC Regulation S-X, Rule 2-07 (Communication with Audit Committee); and

•       received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board, considered whether the provisions of non-audit services by Grant Thornton LLP are compatible with maintaining Grant Thornton LLP’s independence, and discussed with Grant Thornton LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee of the Board of Directors Dino J. Bianco, Chair Brian R. Gamache Andrew Langham

46 | Welbilt, Inc. 2022 Proxy Statement

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

As described in greater detail above, the Audit Committee has selected Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for 2022, and the Audit Committee and the Board believe that the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

Welbilt, Inc. 2022 Proxy Statement | 47

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The tables below set forth certain information regarding the beneficial ownership of our common stock, as determined in accordance with SEC rules. Under these rules, beneficial ownership includes any shares as to which such individual or group has sole or shared voting or investment power and includes any shares of common stock which such individual or group has the right to acquire within 60 days of the specified date. As of April 22, 2022, we had 143,179,552 shares of common stock outstanding. For purposes of computing the percentage and amount of outstanding shares of common stock held by each individual or group, any shares which that individual or group has the right to acquire on or before June 21, 2022 are deemed to be outstanding for the individual or entity but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or group. The proposed merger with Ali Group, when implemented, will result in a change of control of the Company. The information contained in “Item 1. Business — Our History — Merger with Ali Holding S.r.l.” in our Annual Report on Form 10-K for the year ended December 31, 2021 is incorporated herein by reference.

BENEFICIAL OWNERSHIP BY OUR DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth information regarding the beneficial ownership of our common stock held by: (i) each of our current directors, director nominees and named executive officers; and (ii) all of our current directors and current executive officers as a group. To our knowledge, except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned. All ownership information is presented as of April 22, 2022, the record date.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Cynthia M. Egnotovich(1)	129,980	*
Dino J. Bianco	48,060	*
Joan K. Chow	60,082	*
Janice L. Fields(2)	27,647	*
Brian R. Gamache(3)	44,027	*
Andrew Langham	43,146	*
William C. Johnson(4)	327,947	*
Martin Agard	77,787	*
Joel H. Horn	35,826	*
Jennifer Gudenkauf	0	*
All current directors and executive officers as a group (10 persons)(5)	794,502	*

*        Less than 1%

(1)      Includes 27,643 shares of our common stock held in the Company’s Deferred Compensation Plan, each of which are settled and issued to the director generally within 60 days following the director’s termination of service.

(2)      Includes 15,611 shares of our common stock held in the Company’s Deferred Compensation Plan, each of which are settled and issued to the director generally within 60 days following the director’s termination of service.

(3)      Includes 10,000 shares of common stock over which Mr. Gamache shares voting and investment power with his spouse.

(4)      Includes 53,549 shares of common stock over which Mr. Johnson shares voting and investment power with his spouse.

(5)      Includes 43,254 shares of our common stock held in the Company’s Deferred Compensation Plan, which are settled and issued to the director generally within 60 days following the director’s termination of service.

48 | Welbilt, Inc. 2022 Proxy Statement

BENEFICIAL OWNERSHIP OF HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK.

The following table sets forth information regarding each person, entity or group known by us, based solely on our review of SEC filings, to beneficially own more than 5% of our common stock as of April 22, 2022, the record date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Carl C. Icahn(1) c/o Icahn Associates Holding LLC 767 Fifth Avenue, 47th Floor New York, NY 10153	11,942,238	8.34%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, PA 19355	11,827,043	8.26%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	8,888,924	6.21%
The Goldman Sachs Group, Inc.(4) 200 West Street New York, NY 10282	8,315,400	5.81%

(1)      Based on the most recently available Schedule 13D/A filed with the SEC by Carl C. Icahn on February 14, 2019, (i) High River Limited Partnership has sole voting power and sole dispositive power with respect to 2,388,446 shares of common stock, (ii) Hopper Investments LLC and Barberry Corp. have shared voting power and shared dispositive power with respect to 2,388,446 shares of common stock, (iii) Icahn Partners Master Fund LP has sole voting power and sole dispositive power with respect to 3,961,667 shares of common stock, (iv) Icahn Offshore LP has shared voting power and share dispositive power with respect to 3,961,667 shares of common stock, (v) Icahn Partners LP has sole voting power and sole dispositive power with respect to 5,592,125 shares of common stock (which includes shares underlying forward contracts), (vi) Icahn Onshore LP has shared voting power and shared dispositive power with respect to 5,592,125 shares of common stock (which includes shares underlying forward contracts), (vii) Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp. have shared voting power and shared dispositive power with respect to 9,553,792 shares of common stock (which includes shares underlying forward contracts), and (viii) Carl C. Icahn has shared voting power and shared dispositive power with respect to 11,942,238 shares of common stock. See also “Certain Relationships and Transactions with Related Persons—Icahn Settlement Agreement” for additional information regarding the Company’s relationship with Mr. Icahn and the Icahn Stockholders.

(2)      Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2022, the number of shares reported includes: (a) 249,780 shares of common stock over which The Vanguard Group (“Vanguard”) has shared voting power; (b) 11,468,347 shares of common stock over which Vanguard has sole dispositive power; and (c) 358,696 shares of common stock over which Vanguard has shared dispositive power.

(3)      Based on the most recently available Schedule 13G filed with the SEC on February 8, 2022, the number of shares reported represents 8,888,924 shares of common beneficially owned by BlackRock, Inc.

(4)      Based on the most recently available Schedule 13G filed with the SEC on February 11, 2022, the number of shares reported includes: (a) 8,314,370 shares of common stock over which The Goldman Sachs Group, Inc. has shared voting power, (b) 8,315,400 shares of common stock over which The Goldman Sachs Group, Inc. has shared dispositive power, (c) 8,314,370 shares of common stock over which Goldman Sachs & Co. LLC. has shared voting power, and (d) 8,315,400 shares of common stock over which The Goldman Sachs Group, Inc. has shared dispositive power.

Welbilt, Inc. 2022 Proxy Statement | 49

EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2021, certain information related to our compensation plans under which our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A)	Weighted-average exercise price of outstanding options, warrants, and rights (B)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by security holders	2,333,488(2)	$16.01	7,407,141(3)
Equity compensation plans not approved by security holders(4)	—	—	—
Total	2,333,488	$16.01	7,407,141

(1)      Reflects the weighted-average exercise price of stock options outstanding as of December 31, 2021. RSUs, restricted stock awards and PSUs granted under the Company’s 2016 Omnibus Incentive Plan and common stock units issued under the Company’s Deferred Compensation Plan are not included in this column as they have no exercise price.

(2)      Consists of (a) 945,970 stock options, (b) 614,218 RSUs and (c) 773,300 PSUs (assuming maximum payout, which may overstate actual dilution that could occur as a result of such PSU awards), in each case outstanding as of December 31, 2021 under the Company’s 2016 Omnibus Incentive Plan, of which 76,560 stock options are replacement awards issued in connection with the Spin-Off as substitution for awards previously granted by MTW and do not impact the share reserve under the 2016 Omnibus Incentive Plan.

(3)      Amounts reflect the number of shares available for future issuance under the 2016 Omnibus Incentive Plan, determined in accordance with such plan as follows: (a) grants of stock options reduce the total shares available by 1.0 for each share issuable upon exercise of the award; (b) RSU awards reduce the total shares available by 1.5 for each share issuable upon vesting and settlement of the award; and (c) PSUs reduce the total shares available by 1.5 for each share issuable upon vesting and settlement of the award, assuming maximum payout. All of the available shares represented in this column are available for future issuance other than upon the exercise of an option, warrant or right.

(4)      Reflects the Company’s Deferred Compensation Plan, which consisted of approximately 63,144 common stock units outstanding as of December 31, 2021. Each common stock unit under the Deferred Compensation Plan represents the right to receive one share of Company common stock following the participant’s death, disability, termination of service as a director or employee, a date specified by the participant, or the earlier of any such events to occur. Since the common stock units are acquired by participants through a deferral of fees or compensation, there is no “exercise price” associated with the common stock units. The Deferred Compensation Plan requires the plan trustees to make available as and when needed a sufficient number of shares of Company common stock to meet the needs of the plan. As of December 31, 2021, all such shares were funded through the open market purchase of shares of Company common stock by the administrator.

50 | Welbilt, Inc. 2022 Proxy Statement

OTHER MATTERS

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS.

Procedures for Approval of Related Person Transactions. Under the Company’s Code of Ethics, (a) without the prior approval of the CEO, the CFO, the Chief Human Resources Officer or the General Counsel, no officer or employee will enter into any transaction for or on behalf of the Company with any other person or entity in which the employee or officer has a direct or indirect interest; (b) directors and officers of the Company are required to report annually any material interest that such director or officer has in any business enterprise with which the Company conducts business; and (c) any transactions or agreements relating to transactions between the Company and any such business enterprise must be approved by those members of the Board who have no interest in the business enterprise, which approval may be a continuing approval.

Certain Related Person Transactions. Since January 1, 2021, there has not been, nor is there currently proposed as of the date of this Proxy Statement, any transaction, arrangement or relationship that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which Welbilt was or is to be a participant, the amount involved exceeded or is expected to exceed $120,000 and in which any “related person” of Welbilt had or will have a direct or indirect material interest.

Icahn Settlement Agreement. As discussed previously, the Settlement Agreement provides the Icahn Stockholders with the option to cause MTW to appoint one designee of the Icahn Stockholders to our Board in connection with the Spin-Off. The Icahn Stockholders designated Mr. Langham to serve on our Board, and Mr. Langham has been nominated for re-election to the Board at the 2022 Annual Meeting of Stockholders in accordance with the Settlement Agreement. The Settlement Agreement also requires that we satisfy certain corporate governance requirements for the duration of a standstill period, which will expire 25 days after the date that no Icahn designee serves on our Board.

DELINQUENT SECTION 16(a) REPORTS.

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. To our knowledge, based solely on a review of the reports filed by or on behalf of our directors and executive officers and written representations from these persons that no other reports were required, we believe that during fiscal 2021 our directors, executive officers and holders of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a), except for one report for each of Mr. Johnson, Mr. Agard, Mr. Horn, Ms. Gudenkauf, Mr. Sheffer, and Ms. Perez. These reports relate to the withholding of shares to cover income taxes upon the vesting of RSUs on October 21, 2021 and were not filed on time due to a delay in the calculation of number of shares to be withheld.

STOCKHOLDER PROPOSALS AND NOMINATIONS.

Rule 14a-8 Proposals. Stockholders may submit proposals for consideration at our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). To be considered for inclusion in the proxy statement and form of proxy relating to the 2022 Annual Meeting, your proposal must be submitted in accordance with Rule 14a-8 of the Exchange Act and must be received by our Corporate Secretary at our principal executive offices no later than December 30, 2022. Failure to deliver a proposal in accordance with applicable requirements may result in such proposal being deemed untimely. Furthermore, submission of a proposal does not guarantee its inclusion in next year’s proxy materials.

Proxy Access Nominations. In order to be properly brought before the 2023 Annual Meeting, a stockholder’s notice of nomination of one or more director candidates to be included in the Company’s proxy statement pursuant to Article II, Section 2.9 of our Bylaws (a “proxy access nomination”) must be received by our Corporate Secretary at our principal executive offices no earlier than November 30, 2022 and no later than December 30, 2022. If the date of the 2023 Annual Meeting is more than 30 days before or 60 days after the anniversary of the 2022 Annual Meeting, notice by the stockholder must be so received not later than the later of the 180th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made.

Advance Notice Requirements. Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the consideration of director nominees, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy materials. Pursuant to our Bylaws, in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must

Welbilt, Inc. 2022 Proxy Statement | 51

have complied with the notice procedures specified in our Bylaws and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. To be timely for the 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice no later than the close of business on March 19, 2023, nor earlier than February 17, 2023. If the date of the 2023 Annual Meeting is more than 30 days before or 60 days after the anniversary of the 2022 Annual Meeting, notice by the stockholder must be so received not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

All of the foregoing proposals or notices must be in writing, comply with the applicable requirements and conditions established by securities laws or our Bylaws and should be addressed to: Welbilt, Inc., Attn: Corporate Secretary, 2227 Welbilt Boulevard, New Port Richey, FL, 34655.

52 | Welbilt, Inc. 2022 Proxy Statement

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHY AM I RECEIVING THESE PROXY MATERIALS?

On or about April 29, 2022, we mailed each stockholder entitled to vote at the Annual Meeting either (1) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying such stockholder how to vote and how to electronically access a copy of this Proxy Statement and our 2021 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2021 (collectively, the “Proxy Materials”) or (2) a paper copy of the Proxy Materials and proxy card or voting instruction form. You are receiving these Proxy Materials in connection with the solicitation by the Welbilt Board of Directors of proxies to be voted at the Annual Meeting and at any adjournments or postponements thereof. The Proxy Materials include information that we are required to provide to you under the rules of the SEC and are designed to assist you in voting on the matters presented at the Annual Meeting. If you have not received, but would like to receive, a paper copy of the Proxy Materials and proxy card or voting instruction form, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.

WHO IS ELIGIBLE TO VOTE AT THE ANNUAL MEETING?

Stockholders of record as of the close of business on April 22, 2022 are entitled to vote on the proposals described in this Proxy Statement. If your shares of Welbilt common stock are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A. (“Computershare”), as of the close of business on April 22, 2022, you are a “stockholder of record” for purposes of the Annual Meeting and are eligible to attend and vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. Instructions on how to vote shares held in street name are described under “How do I vote my shares?” below.

HOW MANY VOTES DO I HAVE?

You will have one vote for each share of Welbilt common stock owned by you, as a stockholder of record or in street name, as of the close of business on April 22, 2022.

WHAT AM I BEING ASKED TO VOTE ON AT THE ANNUAL MEETING?

You are being asked to vote on the following proposals:

•       Proposal 1: the election to the Board of seven director nominees, each to serve for a one-year term;

•       Proposal 2: the approval, on an advisory basis, of the compensation of Welbilt’s named executive officers; and

•       Proposal 3: the ratification of selection of Grant Thornton LLP as Welbilt’s independent registered public accounting firm for 2022.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board recommends that you vote:

•       FOR the election to the Board of the seven director nominees named in this Proxy Statement, each to serve for a one-year term;

•       FOR the approval, on an advisory basis, of the compensation of Welbilt’s named executive officers; and

•       FOR the ratification of selection of Grant Thornton LLP as Welbilt’s independent registered public accounting firm for 2022.

Welbilt, Inc. 2022 Proxy Statement | 53

WHAT OTHER BUSINESS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We currently know of no other matters to be properly presented at the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxy holders to be your representatives at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders are each authorized to vote your shares in their discretion.

HOW DO I VOTE MY SHARES?

For stockholders of record: If you are eligible to vote at the Annual Meeting and are a stockholder of record, you may submit your proxy or cast your vote in any of four ways:

•       By Internet before the Annual Meeting—You may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your Proxy Materials and on your proxy card. Proxies submitted via Internet must be received by 11:59 p.m., Eastern Time, on June 16, 2022.

•       By Telephone before the Annual Meeting—You may submit your proxy by telephone by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your Proxy Materials and on your proxy card. Proxies submitted via telephone must be received by 11:59 p.m., Eastern Time, on June 16, 2022.

•       By Mail before the Annual Meeting—If you received your Proxy Materials by mail, you may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the pre-paid envelope we have provided. Proxy cards submitted by mail must be received by 8:00 a.m., Eastern Time, on June 16, 2022.

•       At the Annual Meeting—If you are a stockholder of record, you may attend the Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/WBT2022 during the meeting. You will need your 16-digit control number found in the Notice of Internet Availability or proxy card. In order to vote, please follow the provided instructions.

For holders in street name: If you hold your shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares. To vote online at the virtual Annual Meeting, you will need the 16-digit control number included with your voting instruction card or voting instructions you received from your broker, bank or similar institution. If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy in accordance with the procedures described in this Proxy Statement, your shares will be voted in accordance with your instructions.

CAN I CHANGE OR REVOKE MY PROXY?

For stockholders of record: Yes. A proxy may be changed or revoked at any time prior to the vote at the Annual Meeting by submitting a later-dated proxy (including a proxy submitted via the Internet or by telephone) or by giving written notice to our Corporate Secretary at our corporate headquarters. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on June 16, 2022. You may also change your vote by attending the virtual Annual Meeting and voting your shares. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

For holders in street name: Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.

HOW WILL MY SHARES BE VOTED IF I DO NOT PROVIDE SPECIFIC INSTRUCTIONS IN THE SUMBITTED PROXY CARD OR VOTING INSTRUCTIONS FORM?

If you are a stockholder of record and if you sign, date and return your proxy card but do not provide specific voting instructions, your shares will be voted FOR the election of each of the director nominees named in this Proxy Statement, FOR the approval, on an advisory basis, of the compensation of Welbilt’s named executive officers, FOR the ratification of the selection of Grant Thornton and LLP as our independent registered public accounting firm for 2022. If any other matter properly comes before our Annual Meeting and any adjournments thereof, the proxy holders will vote your shares in their discretion. If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “discretionary” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-discretionary” proposals at the Annual Meeting and a “broker non-vote” would occur, as explained below.

54 | Welbilt, Inc. 2022 Proxy Statement

WHAT IS “BROKER DISCRETIONARY VOTING”?

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter is considered “discretionary” or “non-discretionary.” The ratification of the selection of the independent registered public accounting firm is a discretionary matter and your broker is permitted to vote your shares if you have not given provided instructions. The election of directors and the advisory vote to approve the compensation of Welbilt’s named executive officers are non-discretionary matters and your broker cannot vote your shares if you have not provided voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters to your broker, bank or similar institution.

I UNDERSTAND THAT A QUORUM IS REQUIRED IN ORDER TO CONDUCT BUSINESS AT THE ANNUAL MEETING. WHAT CONSTITUTES A QUORUM?

A majority of all of our outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. In addition, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

As of April 22, 2022, the record date for the Annual Meeting, there were 143,179,552 shares of common stock outstanding and entitled to vote. If you submit a properly executed proxy by mail, telephone or the Internet, your shares will be considered represented for purpose of establishing a quorum.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS SUBMITTED TO A VOTE AT THE ANNUAL MEETING?

The following table summarizes the voting requirements and the effects of broker non-votes and abstentions on each of the proposals to be voted upon at the Annual Meeting.

Proposal		Required Approval	Broker Non-Votes	Abstentions
1.	Election of the seven director nominees named in this Proxy Statement to serve for one-year terms.	Majority of Votes Cast	No Effect	No Effect
2.	Approval, on an advisory basis, of the compensation of Welbilt’s named executive officers.	Majority of Votes Present and Entitled to Vote	No Effect	Will Act as a Vote Against
3.	Ratification of the selection of Grant Thornton LLP as Welbilt’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	Majority of Votes Present and Entitled to Vote	N/A Discretionary Votes Permitted	Will Act as a Vote Against

ARE THERE ANY VOTING AGREEMENTS THAT MAY IMPACT VOTING?

There are no voting agreements of which the Company is aware that may affect voting.

HOW CAN I OBTAIN A PROXY CARD OR VOTING INSTRUCTION FORM?

If you lose, misplace or for any other reason need to obtain a proxy card or a voting instruction form, please contact Computershare at 1-877-498-8861 if you are a stockholder of record or your account representative at your broker, bank or other similar institution if you hold your shares in street name.

WHO COUNTS THE VOTES?

Broadridge Financial Solutions, Inc. will act as our Inspector of Election at the Annual Meeting and assist us in tabulating the votes.

WHO MAY ATTEND THE ANNUAL MEETING?

Welbilt stockholders who held shares of Welbilt common stock as of the close of business on April 22, 2022 may attend the Annual Meeting at www.virtualshareholdermeeting.com/WBT2022. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

Welbilt, Inc. 2022 Proxy Statement | 55

HOW CAN I PARTICIPATE IN THE ANNUAL MEETING?

We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need to provide your 16-digit control number that is on your Notice of Internet Availability or on your proxy card if you receive materials by mail. You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will also be able to submit questions during the Annual Meeting. We encourage you to submit any question that is relevant to the business of the Annual Meeting. We plan to read and address all appropriate questions asked during the Annual Meeting, as time permits. Questions and answers may be grouped by topic, and we may group substantially similar questions together and answer them once. Questions regarding personal matters or general economic or political questions that are not directly related to our business are not pertinent to Annual Meeting matters and, therefore, will not be answered. We limit each stockholder to one question in order to allow us to answer questions from as many stockholders as possible. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we encourage stockholders to contact us separately after the Annual Meeting. We encourage stockholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. We want to be sure that all our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, so all members of our Board and executive officers are expected to join the Annual Meeting and be available for questions.

WHO PAYS FOR THE EXPENSES OF THIS PROXY SOLICITATION?

Welbilt will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Notice of Internet Availability, Proxy Materials and the proxy card. We may also reimburse brokerage firms and other persons representing stockholders who hold their shares in street name for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies in person, or by telephone, facsimile, email and other methods of electronic communication.

WHERE CAN I FIND VOTE RESULTS AFTER THE ANNUAL MEETING?

We intend to disclose the final voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

WHAT IS “HOUSEHOLDING”?

Some banks, brokers and similar institutions may participate in the practice of “householding” Notices of Internet Availability or other proxy materials. This means that only one copy of our Notice of Internet Availability or Proxy Materials may have been sent to multiple stockholders in your household unless the Company has received contrary instructions from one or more of the holders. We will promptly deliver a separate copy of the Notice of Internet Availability or Proxy Materials to you if you contact us by mail, telephone or email as follows:

Welbilt, Inc.
Attention: Investor Relations
2227 Welbilt Boulevard
New Port Richey, FL 34655
+1.727.853.3079
investors@welbilt.com

To receive separate copies of the Notice of Internet Availability or Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or similar institution or you may contact us at the above address or telephone number.

56 | Welbilt, Inc. 2022 Proxy Statement

WELBILT, INC. 2227 WELBILT BLVD. NEW PORT RICHEY, FL 34655 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 16, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 14, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WBT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 16, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 14, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet before the meeting and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D71618-P70531 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WELBILT, INC. The Board of Directors recommends you vote FOR all the nominees listed below: 1. The election of seven directors to serve for a one-year term expiring at the 2023 annual meeting or until their respective successors are duly elected and qualified. Nominees: For Against Abstain 1a. Cynthia M. Egnotovich 1b. Dino J. Bianco 1c. Joan K. Chow 1d. Janice L. Fields 1e. Brian R. Gamache 1f. Andrew Langham 1g. William C. Johnson The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. The approval, on an advisory basis, of the compensation of the Company’s named executive officers. 3. The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the annual meeting and any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annual Meeting of Stockholders WELBILT, INC. June 17, 2022 1:00 PM Eastern Time www.virtualshareholdermeeting.com/WBT2022 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D71619-P70531 WELBILT, INC. Annual Meeting of Stockholders June 17, 2022 1:00 PM, E.T. This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) William C. Johnson and Joel H. Horn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WELBILT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/WBT2022 at 1:00 PM, E.T. on June 17, 2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side